Exhibit 99.1
Pro Forma Valuation Appraisal Update Report
of
Penn Millers Mutual Holding Company
Wilkes-Barre, Pennsylvania

As of August 7, 2009
Curtis Financial Group, LLC • One Liberty Place • 1650 Market Street, Suite 4400 • Philadelphia, PA 19103
(P) 215.972.2375 • (F) 215.972.2388 • www.curtisfinancial.com
Securities sold through Curtis Securities, LLC

August 7, 2009
Board of Directors
Penn Millers Mutual Holding Company
72 North Franklin Street
Wilkes-Barre, Pennsylvania 18773
Members of the Board:
At your request, Curtis Financial Group, LLC (“Curtis”) completed and hereby provides an updated independent appraisal (the “Appraisal Update”) of the estimated consolidated pro forma market value of Penn Millers Mutual Holding Company (“PMMHC”) as of August 7, 2009, which is conducting a public offering in connection with the Plan of Conversion, as of April 22, 2009 (the “Plan” or “Offering”) transaction described below. PMHC Corp. (“PMHC”) is the wholly-owned subsidiary of PMMHC and the holding company for Penn Millers Insurance Company (“PMIC”, and together with PMHC and PMMHC, “Penn Millers” or the “Company”). Our previous Appraisal as of April 1, 2009 and appraisal update as of June 5, 2009 are incorporated herein by reference.
Because the Plan involves the conversion of PMMHC from mutual to stock form, the Plan must be approved by the Pennsylvania Insurance Commissioner pursuant to the Commissioner’s 1998 order approving the conversion transaction by which the Company’s current mutual holding company structure was created. Accordingly, and in order to ensure that this Plan is fair to members of PMMHC, the Company has discussed this Plan with senior staff at the Pennsylvania Insurance Department (“PID”), and, as a condition to the Offering, will obtain from the Insurance Commissioner an approval of the Offering or, as applicable, will obtain written confirmation from the Commissioner that such approval is not required and that the Company may proceed with the Offering. In accordance with the Plan, the estimated consolidated pro forma market value of the Company shall be determined by an independent valuation expert and shall represent the aggregate price of common stock (the “Estimated Pro Forma Market Value”). Furthermore, the pro forma market value may be expressed as a range of value and may be that value that is estimated to be necessary to attract a full subscription for the shares of common stock offered for sale in the Offering.
THE PLAN OF CONVERSION
The Board of Directors of the Company has adopted the Plan. As part of the Plan, PMMHC will convert from mutual to stock form and issue its common stock to its newly formed holding company, Penn Millers Holding Corporation, which will offer shares of its common stock (“Common Stock”) for sale in a subscription offering to the following potential subscribers: the Company’s policyholders, the Company’s employee stock ownership plan (“ESOP”), and directors, officers and employees of the Company in accordance with the terms and conditions of
Curtis Financial Group, LLC • One Liberty Place • 1650 Market Street, Suite 4400 • Philadelphia, PA 19103
(P) 215.972.2375 • (F) 215.972.2388 • www.curtisfinancial.com
Securities sold through Curtis Securities, LLC

Board of Directors
Penn Millers Mutual Holding Company

the Plan. To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, the shares may be offered for sale in a community offering and a syndicated community offering, if needed.
CURTIS FINANCIAL GROUP, LLC
Curtis is an investment banking firm specializing in business valuations, mergers and acquisitions, and raising private capital. The professional staff has a diverse background in investment banking, securities analysis, banking, insurance, engineering, accounting and tax. The expertise of the staff includes valuing, originating, structuring, negotiating and closing a wide variety of investment banking transactions. The background of Curtis is presented in Exhibit III. We believe that, except for the fee we will receive for our appraisal, we are independent of the Company and the other parties engaged by the Company to assist in the corporate reorganization and stock issuance process.
VALUATION METHODOLOGY
In preparing the Appraisal Update, we conducted an analysis of PMMHC that included discussions with the Company’s management. We reviewed the audited GAAP and statutory financial statements of the Company as of and for the years ended December 31, 2003 through December 31, 2008 and the quarterly periods ended March 31, 2009 and June 30, 2009. In addition, where appropriate, we considered information based on other available published sources that we believe are reliable; however, we cannot guarantee the accuracy and completeness of such information.
In preparing the Appraisal Update, we also reviewed and analyzed: (i) financial and operating information with respect to the business, operations, and prospects of the Company furnished to us by the Company; (ii) publicly available information concerning the Company that we believe to be relevant to our analysis; (iii) a comparison of the historical financial results and present financial condition of the Company with those of selected, publicly-traded insurance companies that we deemed relevant; and (iv) financial performance and market valuation data of certain publicly-traded insurance industry aggregates as provided by industry sources.
The Appraisal Update is based on the Company’s representation that the information contained in the Plan and additional evidence furnished to us by the Company and its independent auditor are truthful, accurate, and complete. We did not independently verify the financial statements and other information provided by the Company and reviewed by its independent auditor, nor did we independently value the assets or liabilities of the Company. The Appraisal Update considers the Company only as a going concern on a stand-alone basis and should not be considered as an indication of the liquidation value of the Company.
We have investigated the competitive environment within which the Company operates and have assessed the Company’s strengths and weaknesses relative to comparable companies. We have monitored material regulatory and legislative actions affecting financial institutions generally and analyzed the potential impact of such developments on the Company and the industry as a whole, to the extent we were aware of such matters. We have analyzed the potential effects of

Board of Directors
Penn Millers Mutual Holding Company

the Offering on the Company’s operating characteristics and financial performance as they relate to the Estimated Pro Forma Market Value of PMMHC. We have reviewed the economy and demographic characteristics of the primary market area in which the Company currently operates. We have compared the Company’s financial performance and condition with publicly-traded insurance institutions evaluated and selected in accordance with the valuation guidelines. We have reviewed conditions in the securities markets in general and the markets for insurance companies, and insurance holding companies.
Our appraised value is predicated on a continuation of the current operating environment for PMHC, PMMHC, and for all insurance companies and their holding companies. Changes in the local and national economy, the federal and state legislative and regulatory environments for insurance companies, the stock market, interest rates, and other external forces (such as natural disasters or significant world events) may occur from time to time, often with great unpredictability, and may materially impact the value of insurance stocks as a whole or the Company’s value alone. To the extent that such factors can be foreseen, they have been factored into our analysis.
VALUATION CONCLUSION
It is our opinion that, as of August 7, 2009, the Estimated Pro Forma Market Value of the aggregate common shares outstanding immediately following the Offering, was within a range (the “Valuation Range”) of $45.05 million to $60.95 million with a midpoint of $53.0 million. The Valuation Range was based upon a fifteen percent decrease from the midpoint to determine the minimum and a fifteen percent increase from the midpoint to determine the maximum. Exhibit VII shows the assumptions and calculations utilized in determining the Company’s Valuation Range.
LIMITING FACTORS AND CONSIDERATIONS
Our Appraisal Update is not intended, and must not be construed, to be a recommendation of any kind as to the advisability of purchasing shares of Common Stock. Moreover, because the Appraisal Update is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of stock in the conversion will thereafter be able to sell such shares at prices related to the foregoing Estimated Pro Forma Market Value. The Appraisal Update reflects only a valuation range as of this date for the Estimated Pro Forma Market Value of PMMHC immediately upon issuance of the stock and does not take into account any trading actively with respect to the purchase and sale of common stock in the secondary market on the date of issuance of such securities or at anytime thereafter following the completion of the Offering. Any report prepared by Curtis shall not be used as an offer or solicitation with respect to the purchase or sale of any securities.
Curtis has made no recommendation regarding the merits of the decision to proceed or not to proceed with the Offering. The results of our Appraisal Update are but one of the many factors the Company’s Board of Directors should consider in making its decision. The Company has

Board of Directors
Penn Millers Mutual Holding Company

assured Curtis that it has relied on its own counsel, accountants and other experts for legal, accounting, tax and similar professional advice.
The Valuation Range reported herein will be updated as appropriate. These updates will consider, among other factors, any developments or changes in the Company’s operating performance, financial condition, or management policies, and current conditions in the securities markets for insurance company common stocks. Should any such new developments or changes be material, in our opinion, to the Estimated Pro Forma Market Value of PMMHC, appropriate adjustments will be made to the Valuation Range. The reasons for any such adjustments will be explained in detail at that time.

Respectfully submitted,

Curtis Financial Group, LLC

PRO FORMA VALUATION APPRAISAL
TABLE OF CONTENTS

I. RECENT FINANCIAL PERFORMANCE	1
Financial Condition	1
Income and Expense Trends	3
III. INDUSTRY UPDATE	11
IV. COMPARISONS WITH PUBLICLY-TRADED COMPANIES	13
Recent Financial Comparisons	13
V. MARKET CONDITIONS AND MARKET VALUE ADJUSTMENTS	17
Stock Price Performance and Market Conditions	17
VI. VALUATION ANALYSIS AND CONCLUSIONS	19
Valuation Review	19
Valuation Analysis	19
Valuation Conclusion	22

PRO FORMA VALUATION APPRAISAL
TABLE OF EXHIBITS

I.	Statement of General Assumptions and Limiting Conditions

II.	Certification

III.	Overview of Curtis and Qualifications of Appraisers

IV-1.	Balance Sheets — GAAP Basis

IV-2.	Income Statements — GAAP Basis

IV-3.	Investment Portfolio — GAAP Basis

V-1.	Balance Sheets — Statutory Basis

V-2	Income Statements — Statutory Basis

VI-1.	Financial Performance Data for Public P&C Insurance Companies

VI-2.	Market Valuation Data for Public P&C Insurance Companies

VII-1.	Pro Forma Assumptions for Conversion Valuation

VII-2.	Pro Forma Conversion Valuation Range

PRO FORMA VALUATION APPRAISAL
I. RECENT FINANCIAL PERFORMANCE
Financial Condition
     Table 1 presents selected data concerning the Company’s financial position as of March 31, 2009 and June 30, 2009. Exhibit IV-1 presents the Company’s balance sheet as of December 31, 2003 through December 31, 2008, as well as March 31, 2009 and June 30, 2009.
Table 1
Selected Financial Condition Data
As of March 31, 2009 and June 30, 2009
(Dollars in Thousands)

	6/30/2009	3/31/2009
Balance Sheet Data
Total assets	228,385	228,415
Total investments and cash	146,878	143,993
Premiums and fees receivable	26,783	28,753
Reinsurance receivables and recoverables	25,950	25,064

Loss and loss adjustment expense reserves	118,025	116,775
Unearned premiums	41,218	44,811
Total liabilities	176,413	177,254
Total surplus	51,972	51,161
Total surplus / assets	22.76%	22.40%

Source: Penn Millers’ GAAP financial statements.
     The Company’s total assets remained flat at $228.4 million at March 31, 2009 and June 30, 2009. From March 31, 2009 to June 30, 2009, total investments increased by $6.5 million, This increase was mostly offset by a $3.6 million reduction in cash, a $2.0 million decline in premiums and fees receivable, and a $1.4 million decline in assets from discontinued operations.
     The Company’s portfolio of investment securities amounted to $134.8 million at June 30, 2009 and constituted 59.0% of total assets. As of June 30, 2009, Penn Millers’ investments consisted of $26.7 million of mortgage-backed securities, and $108.0 million of other types of fixed-income securities. Exhibit IV-3 presents the Company’s investment portfolio as of December 31, 2006, December 31, 2007, December 31, 2008, and June 30, 2009. The following

PRO FORMA VALUATION APPRAISAL
chart shows the composition of securities of Penn Millers’ investment portfolio as of June 30, 2009.
Chart 2
Penn Millers’ Investment Portfolio
As of June 30, 2009

Source: Penn Millers’ management.
     It should be noted that the Company advised that early in the third quarter of 2009, it became apparent that one corporate bond in its portfolio had suffered significant declines from which it was unlikely to recover. As a result of this new information, on July 16, 2009 the Company sold its holdings in this security, and recorded a pre-tax other-than-temporary impairment loss as of June 30, 2009 of approximately $197,000.
     Total liabilities decreased from $177.3 million at March 31, 2009 to $176.4 million at June 30, 2009. The $841,000 decrease in total liabilities from March 31, 2009 to June 30, 2009 primarily reflected a $3.6 million decrease in unearned premiums, offset by a $1.3 million increase in loss and loss adjustment expense reserves and a $1.6 million increase in accounts

PRO FORMA VALUATION APPRAISAL
payable and accrued expenses. Penn Millers borrowed debt outstanding remained flat at $3.0 million at March 31, 2009 and June 30, 2009.
     The Company’s total surplus, as measured under generally accepted accounting principles (“GAAP”), increased modestly from $51.2 million at March 31, 2009 to $52.0 million at June 30, 2009, primarily as a result of an increase in accumulated unrealized investment gains from continuing operations. The Company’s ratio of total surplus to total assets increased from 22.4% at March 31, 2009 to 22.8% at June 30, 2009. As shown in the following chart, the Company’s return on average assets (“ROAA”) and return on average equity (“ROAE”) improved slightly from March to June 2009.
Chart 3
Penn Millers ROAA and ROAE
For the Years Ended December 31, 2003 through 2008, March 31, 2009 and June 30, 2009

Source: Curtis calculation based on Penn Millers’ GAAP financial statements.

*	Note: ROAA and ROAE are calculated using net income for the trailing twelve month period and the average assets and equity book values at the ending twelve month period and corresponding prior year period.
Income and Expense Trends
     Table 2 displays the Company’s earnings results and selected operating ratios for the trailing twelve month (“TTM”) periods ended March 31, 2009 and June 30, 2009. Exhibit IV-2

PRO FORMA VALUATION APPRAISAL
displays the Company’s annual income statements for 2003 through 2008, as well as the TTM periods ended March 31, 2009 and June 30, 2009.
Table 2
Selected Operating Performance Data
For the TTM periods ended March 31, 2009 and June 30, 2009
(Dollars in Thousands)

	TTM ended	TTM ended
	6/30/2009 (e)	3/31/2009 (e)
REVENUE

Premiums earned	$76,294	$77,327
Investment income, net of investment expense	5,381	5,298
Realized investment (losses) gains, net	(7,828)	(7,627)
Fee Income	0	0
Commission income	0	0
Other income	301	282

Total revenue	74,148	75,280

LOSSES AND EXPENSES

Losses and loss adjustment expenses	54,564	56,343
Underwriting and administrative expenses (a)	26,056	26,414
Interest expense	253	213
Other expenses, net	379	376

Total losses and expenses	81,252	83,346

Income from continuing operations	(7,104)	(8,066)

Income taxes expense (benefit)	(1,765)	(2,074)

Net income (loss) from continuing operations	(5,339)	(5,992)

Discontinued Operations:
Pre-tax (loss) income on discontinued ops	(3,081)	(3,104)
Income tax (benefit) expense	641	632

(Loss) income on discontinued ops	(3,722)	(3,736)

Net income	(9,061)	(9,728)

Operating Ratios
Loss ratio (b)	71.5%	72.9%
Expense ratio (c)	34.2%	34.2%
Combined ratio (d)	105.7%	107.0%

Notes:

(a)	Includes amortization of deferred policy acquisition costs.

(b)	Losses and loss adjustment expenses divided by premiums earned.

(c)	Underwriting and administrative expenses divided by premiums earned.

(d)	Sum of the loss ratio and the expense ratio.

(e)	Represents the trailing twelve month period.

Source: Financial reports prepared by management and reviewed by KPMG.

PRO FORMA VALUATION APPRAISAL
     On February 2, 2009, the Company completed the sale of Eastern Insurance Group (“EIG”) to Eastern Insurance Acquisition Agency, LLC for approximately $3.4 million. Performance results of EIG have been classified as discontinued operations in Penn Millers’ historical financial statements.
     Excluding revenue from discontinued operations, Penn Millers’ total revenue decreased from $75.3 million for the TTM period ended March 31, 2009 to $74.1 million for the TTM period ended June 30, 2009 due to a $1.0 million decrease in premiums earned. Including discontinued operations, Penn Millers experienced a net loss of $9.1 million for the TTM period ended June 30, 2009 as compared to net loss of $9.7 million for the TTM period ended March 31, 2009.
     Underwriting and administrative expenses decreased slightly from $26.4 million for the TTM period ended March 31, 2009 to $26.0 million for the TTM period ended June 30, 2009. As a percent of earned premium revenue, the Company’s expense ratio remained flat at 34.2% for the TTM period ended March 31, 2009 and the TTM period ended June 30, 2009. The loss ratio decreased from 72.9% for the TTM period ended March 31, 2009 to 71.5% for the TTM period ended June 30, 2009, resulting in a combined ratio that decreased from 107.0% for the TTM period ended March 31, 2009 to 105.7% for the TTM period ended June 30, 2009. According to management, the decrease in loss ratio is due to a lower level of new claim activity across most lines of business. As shown in the following chart, since 2003, Penn Millers’ combined ratio has ranged from 103.7% to 107.3%.

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PRO FORMA VALUATION APPRAISAL
Chart 4
Penn Millers Combined Ratio Composition
For the Year Ended December 31, 2003 to December 31, 2008
and the TTM Periods Ended March 31, 2009 and June 30, 2009
Source: Penn Millers GAAP financial statements. Statutory ratios provided in Exhibit V.
     The Company’s commercial lines segment remained unprofitable for the TTM period ended June 30, 2009. Net premiums earned slightly decreased from $30.8 million for the TTM period ended March 31, 2009 to $30.1 million for the TTM period ended June 30, 2009. Losses and loss adjustment expenses decreased from 77.9% of net premiums earned in the TTM period ended March 31, 2009 to 76.5% of net premiums in the TTM period ended June 30, 2009. Commercial underwriting loss totaled $4.0 million in the TTM period ended June 30, 2009.
Chart 5
Penn Millers Commercial Lines Net Premiums Earned and Loss Ratio
For the TTM Periods ended March 31, 2009 and June 30, 2009
Source: Penn Millers financial statements.

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PRO FORMA VALUATION APPRAISAL
     The Company’s agribusiness segment was unprofitable in the TTM period ended June 30, 2009. Net premiums earned decreased from $44.9 million in TTM period ended March 31, 2009 to $44.8 million in the TTM period ended June 30, 2009. Losses and loss adjustment expenses decreased from 71.0% of net premiums earned in the TTM period ended March 31, 2009 to 70.0% of net premiums in the TTM period ended June 30, 2009. Agribusiness underwriting loss totaled $428,000 in the TTM period ended June 30, 2009.
Chart 6
Penn Millers Agribusiness Net Premiums Earned and Loss Ratio
For the TTM Periods ended March 31, 2009 and June 30, 2009
Source: Penn Millers financial statements.
     The Company exited the personal lines business in 2004. Underwriting income related to the run-off of personal lines amounted to approximately $467,000 in the TTM period ended June 30, 2009. Assumed reinsurance was profitable in the TTM period ended June 30, 2009.
     Penn Millers ceded $19.3 million of gross written premiums to reinsurers for the TTM period ended June 30, 2009, an increase of approximately $2.5 million as compared to the prior TTM period.
     Table 3 provides operating performance segment data for the Company for the TTM periods ended March 31, 2009 and June 30, 2009.

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PRO FORMA VALUATION APPRAISAL
Table 3
Segment Operating Performance Data
For the TTM Periods ended March 31, 2009 and June 30, 2009
(Dollars in Thousands)

	For the twelve month period ended June 30, 2009
							As a % of Total
	Agri	Commerical	Personal	Assumed	Total	Agri	Comm	Pers	Assum

Direct premiums written	$57,779	$32,938	$0	$246	90,963	63.5%	36.2%	0.0%	0.3%

Net premiums written	44,992	26,420	0	1,360	72,772	61.8%	36.3%	0.0%	1.9%

Net premiums earned	44,767	30,148	0	1,379	76,294	58.7%	39.5%	0.0%	1.8%

Losses and loss adjustment expenses	31,359	23,051	(467)	621	54,564	57.5%	42.2%	-0.9%	1.1%
Other underwriting expenses	13,836	11,130	0	537	25,503	54.3%	43.6%	0.0%	2.1%

Total losses and expenses	45,195	34,181	(467)	1,158	80,067	56.4%	42.7%	-0.6%	1.4%

Underwriting income (loss)	(428)	(4,033)	467	221	(3,773)	11.3%	106.9%	-12.4%	-5.9%

	For the twelve month period ended March 31, 2009
							As a % of Total
	Agri	Commerical	Personal	Assumed	Total	Agri	Comm	Pers	Assum

Direct premiums written	$59,305	$35,661	$0	$263	95,229	62.3%	37.4%	0.0%	0.3%

Net premiums written	46,085	28,494	0	1,618	76,197	60.5%	37.4%	0.0%	2.1%

Net premiums earned	44,879	30,823	0	1,625	77,327	58.0%	39.9%	0.0%	2.1%

Losses and loss adjustment expenses	31,845	24,026	(198)	673	56,346	56.5%	42.6%	-0.4%	1.2%
Other underwriting expenses	13,834	11,346	0	598	25,778	53.7%	44.0%	0.0%	2.3%

Total losses and expenses	45,679	35,372	(198)	1,271	82,124	55.6%	43.1%	-0.2%	1.5%

Underwriting income (loss)	(800)	(4,549)	198	354	(4,797)	16.7%	94.8%	-4.1%	-7.4%
Source: Penn Millers financial statements.
     Table 4 presents additional gross premium data for the Company’s agribusiness and commercial lines segments for the TTM periods ended March 31, 2009 and June 30, 2009.

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PRO FORMA VALUATION APPRAISAL
Table 4
Agribusiness and Commercial Lines Segment Gross Premium Data
For the TTM Periods ended March 31, 2009 and June 30, 2009
(Dollars in Thousands)

	Agribusiness		Commerical Lines
	TTM 6/30/09	TTM 3/31/09	TTM 6/30/09	TTM 3/31/09
Direct premiums written:
Fire and Allied	18,763	19,235	4,363	4,837
Inland	2,187	2,238	282	275
Workers Compensation	8,127	8,290	6,856	7,373
General Liability	10,212	10,407	5,200	5,670
Product Liability	4,721	4,871	531	426
Surety	22	19	0	0
Burglary	169	168	26	61
Boiler and Machinery	887	898	822	838
Auto	12,690	13,181	4,771	5,041
Commercial Multi-Peril	—	—	10,057	11,118
Earthquake	—	—	31	22

Total	57,779	59,305	32,939	35,661

(% of Total Premiums)
Direct premiums written:
Fire and Allied	32.5%	32.4%	13.2%	13.6%
Inland	3.8%	3.8%	0.9%	0.8%
Workers Compensation	14.1%	14.0%	20.8%	20.7%
General Liability	17.7%	17.5%	15.8%	15.9%
Product Liability	8.2%	8.2%	1.6%	1.2%
Surety	0.0%	0.0%	0.0%	0.0%
Burglary	0.3%	0.3%	0.1%	0.2%
Boiler and Machinery	1.5%	1.5%	2.5%	2.3%
Auto	22.0%	22.2%	14.5%	14.1%
Commercial Multi-Peril	0.0%	0.0%	30.5%	31.2%
Earthquake	0.0%	0.0%	0.1%	0.1%

Total	100.0%	100.0%	100.0%	100.0%

Source: Penn Millers GAAP financial data.
     Fire and allied direct premiums written, the largest component of the Company’s agribusiness segment, decreased by 2.5% to $18.8 million in the TTM period ended June 30, 2009. Direct commercial multi-peril direct premiums written, the largest component of the Company’s commercial lines segment, decreased by 9.5% to $10.1 million in the TTM period ended June 30, 2009 due to declining prices. The chart below shows the Company’s composition of direct premiums written, by line of business, for the TTM period ended June 30, 2009.

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PRO FORMA VALUATION APPRAISAL
Chart 7
Agribusiness and Commercial Lines Composition of Direct Premiums Written
For the TTM Period Ended June 30, 2009
Source: Penn Millers financial data.

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PRO FORMA VALUATION APPRAISAL
III. INDUSTRY UPDATE
     The P&C insurance industry continues to experience a soft market. According to P&C insurance data from SNL Financial as of May 22, 2009 for the first quarter of 2009, after-tax realized capital losses though near an historically high level, did exhibit marginal improvements from the loss levels in the third and fourth quarters of 2008. The number of companies reporting realized capital losses during the first quarter of 2009 outnumbered those posting gains by a count of 995 to 828. The industry’s combined ratio of 102.01% for the first quarter of 2009, was similar to the combined ratio of 102.53% for the fourth quarter of 2008. Net premiums written increased by approximately 7.9% from $98.7 billion in the fourth quarter of 2008 to $106.5 billion in the first quarter of 2009.
Table 5
Historical P&C Insurance Performance
P&C individual insurance entity performance
2,691 out of 2,824 estimated P&C filers

	Q1’09	Q1’08	Q1’07	Q4’08	Q4’07	Q4’06	2008Y	2007Y
Direct premiums written ($000)	118,455,173	121,804,657	124,068,523	111,594,148	116,741,582	118,218,869	485,991,577	494,306,660
Net premiums written ($000)	106,506,506	110,863,246	110,075,278	98,751,445	103,103,331	104,799,553	436,753,985	442,117,195
Premiums earned ($000)	105,705,550	108,127,697	108,519,714	107,782,211	110,306,568	110,149,769	438,802,790	439,868,969
Losses & LAE ($000)	78,817,336	78,364,422	70,482,463	79,487,557	77,200,013	71,449,801	337,270,449	297,370,025
Underwriting expenses ($000)	28,883,752	30,024,309	29,553,977	27,688,341	28,600,233	29,396,912	119,469,343	108,149,919
Underwriting gain	-1,995,539	-261,033	8,483,274	606,313	4,506,322	9,303,056	-17,937,002	34,349,026
Dividends to policyholders ($000)	343,872	386,482	326,130	803,002	1,133,648	2,083,073	2,005,743	3,322,619
Loss ratio (%)	74.56%	72.47%	64.95%	73.75%	69.99%	64.87%	76.86%	67.60%
Expense ratio (NPW) (%)	27.12%	27.08%	26.85%	28.04%	27.74%	28.05%	27.35%	24.46%
Policyholder dividend ratio (%)	0.33%	0.36%	0.30%	0.75%	1.03%	1.89%	0.46%	0.76%
Combined ratio (%)	102.01%	99.91%	92.10%	102.53%	98.75%	94.81%	104.67%	92.82%
Change in DPW (%)	-2.75%	-1.82%		-4.41%	-1.25%		-1.68%	0.78%
Change in NPW (%)	-3.93%	0.72%		-4.22%	-1.62%		-1.21%	-0.23%
After-tax realized capital gains ($000)	-7,919,560	-364,638	1,858,954	-10,166,651	1,598,324	1,505,369	-19,367,269	8,807,110

Source: SNL Financial
     Fitch Ratings (“Fitch”) believes that profitability will improve moderately in 2009 but underwriting losses are anticipated to continue. Both SNL Financial and Fitch acknowledged that a primary contributor to the poor underwriting performance in the P&C sector was due to the deterioration in results for financial guarantors and mortgage insurers, which are included in the P&C industry.
     Fitch’s outlook for the P&C insurance industry is negative based on economic and investment uncertainty. Key negative factors affecting the P&C industry include: pricing trends

PRO FORMA VALUATION APPRAISAL
and recession related reductions in insurance exposure that will promote a decline in premium revenue and higher expense ratios; higher accident year loss ratios (excluding catastrophe losses); reduced prior period favorable reserve development; and low investment yields and returns. According to Fitch, market underwriting capacity has not declined to a level that will spark premium rate improvements.
     National Underwriter reported in August, 2009 that insurance renewals remain soft, but some experts believe that signs indicate the market has begun to turn. Some companies are beginning to turn down high risks and are raising prices as they begin to seek underwriting profit. The ratio of policyholders’ surplus to United States gross domestic product, which measures the supply of insurance capacity relative to the demand for that capacity, suggests that the market is close to its bottom. One expert noted that he believes pricing increases will occur by the end of this year or the beginning of 2010.

PRO FORMA VALUATION APPRAISAL
IV. COMPARISONS WITH PUBLICLY-TRADED COMPANIES
Recent Financial Comparisons
     As outlined in the April 1, 2009 Appraisal, we compared PMMHC to a group of comparable companies (the “Comparable Group”). Table 5 summarizes certain key financial comparisons between PMMHC and the Comparable Group for the most recent TTM period. The selection criteria and background information of the publicly traded property and casualty (“P&C”) insurance companies comprising the Comparable Group were discussed in our April 1, 2009 Appraisal.
     The financial comparisons summarized in the April 1, 2009 Appraisal remained relatively unchanged for this Appraisal Update. The Company’s total assets of $228.4 and total equity of $52.0 million remained below the Comparable Group’s total asset mean of $656.3 million and total equity mean of $203.5 million, respectively.
     The Company’s ratio of total equity to total assets was 22.8% at June 30, 2009 and remained below the Comparable Group mean ratio of total equity to total assets of 32.0%. The Company’s ratio of cash and investments to total assets was 64.3% at June 30, 2009 and remained below the Comparable Group mean ratio of 70.2%.

PRO FORMA VALUATION APPRAISAL
Table 6
Comparable Financial Condition Data
Penn Millers and the Comparable Group
As of or for the most recent TTM Period

					Total Cash
				Total Policy	and		Tangible	Total Policy	Cash and
	Total Assets	Total Equity	Tangible	Reserves	Investments	Equity /	Equity /	Reserves /	Investments /
	($ 000)	($ 000)	Equity ( $000)	($ 000)	($ 000)	Assets	Assets	Equity	Assets

Penn Millers	$228,385	$51,972	$51,972	$118,025	$146,878	22.8%	22.8%	2.27x	64.3%

Public P&C Insurance Group Mean	12,858,005	3,718,911	3,113,906	6,817,464	8,342,222	31.3%	28.6%	2.28x	69.9%
Public P&C Insurance Group Median	2,952,489	828,897	766,195	1,687,845	2,194,325	28.6%	26.0%	2.02x	71.3%

Comparable Group Mean	656,297	203,549	191,587	379,975	456,182	32.0%	30.1%	1.94x	70.8%
Comparable Group Median	673,276	189,064	165,293	377,520	468,155	31.3%	27.4%	1.77x	71.0%

Comparable Group
21st Century Holding Company	204,676	76,228	76,228	114,701	150,471	37.2%	37.2%	1.50x	73.5%
Baldwin & Lyons, Inc.	765,742	345,853	345,853	369,849	543,677	45.2%	45.2%	1.07x	71.0%
CRM Holdings, Ltd.	452,951	101,677	98,465	273,506	340,804	22.4%	21.7%	2.69x	75.2%
Donegal Group Inc.	893,824	371,328	371,328	488,237	638,161	41.5%	41.5%	1.31x	71.4%
Eastern Insurance Holdings, Inc.	385,487	137,234	117,736	207,849	273,564	35.6%	30.5%	1.51x	71.0%
EMC Insurance Group Inc.	1,142,746	307,348	306,406	723,328	1,002,325	26.9%	26.8%	2.35x	87.7%
First Mercury Financial Corporation	1,045,694	286,838	223,154	578,191	648,738	27.4%	21.3%	2.02x	62.0%
Hallmark Financial Services, Inc.	551,279	190,555	121,220	277,022	368,415	34.6%	22.0%	1.45x	66.8%
Mercer Insurance Group, Inc.	580,809	148,430	143,014	385,190	392,632	25.6%	24.6%	2.60x	67.6%
National Interstate Corporation	969,243	243,547	243,547	584,812	572,988	25.1%	25.1%	2.40x	59.1%
National Security Group, Inc.	125,054	35,045	35,045	70,927	93,511	28.0%	28.0%	2.02x	74.8%
NYMAGIC, INC.	977,190	187,572	187,572	651,829	617,900	19.2%	19.2%	3.48x	63.2%
SeaBright Insurance Holdings, Inc.	911,125	341,811	336,425	498,059	594,029	37.5%	36.9%	1.46x	65.2%
Unico American Corporation	182,340	76,226	76,226	96,150	149,331	41.8%	41.8%	1.26x	81.9%

Source: Penn Millers’ GAAP financial statements; SNL Financial.
     Table 7 compares Penn Millers with the Comparable Group and Public P&C Insurance Group based on selected measures of profitability.

PRO FORMA VALUATION APPRAISAL
Table 7
Comparable Operating Performance Data
Penn Millers and the Comparable Group
For the most recent TTM period

	Total Revenue	Net Income	GAAP	GAAP Loss	Combined
	($ 000)	($ 000)	Expense Ratio	Ratio	Ratio	ROAA	ROAE

Penn Millers	$74,148	($5,339)	34.2%	71.5%	105.7%	-2.4%	-9.6%

Public P&C Insurance Group Mean	3,533,184	161,709	32.3%	60.3%	92.7%	0.9%	3.2%
Public P&C Insurance Group Median	655,419	29,149	31.3%	60.8%	93.7%	1.3%	4.4%

Comparable Group Mean	196,170	1,694	36.0%	64.1%	100.1%	-0.4%	-1.5%
Comparable Group Median	166,200	7,201	35.0%	63.3%	97.7%	1.4%	3.9%

Comparable Group
21st Century Holding Company	62,937	(6,484)	47.5%	63.8%	111.3%	-3.2%	-8.1%
Baldwin & Lyons, Inc.	176,997	10,154	35.3%	54.0%	89.3%	1.3%	3.0%
CRM Holdings, Ltd.	134,533	(14,860)	51.3%	80.8%	132.1%	-3.5%	-13.5%
Donegal Group Inc.	378,831	17,222	31.2%	72.7%	103.9%	1.9%	4.7%
Eastern Insurance Holdings, Inc.	129,820	(20,512)	34.8%	67.0%	101.7%	-5.4%	-13.5%
EMC Insurance Group Inc.	405,255	3,786	36.4%	63.1%	99.5%	0.3%	1.3%
First Mercury Financial Corporation	251,615	22,708	30.6%	63.4%	94.0%	2.4%	8.5%
Hallmark Financial Services, Inc.	267,758	12,208	29.5%	62.0%	91.5%	2.3%	6.5%
Mercer Insurance Group, Inc.	155,403	9,050	37.0%	60.9%	97.9%	1.6%	6.5%
National Interstate Corporation	295,525	21,474	23.8%	56.6%	80.4%	2.2%	9.8%
National Security Group, Inc.	59,538	(4,505)	42.0%	76.5%	118.4%	-3.4%	-11.5%
NYMAGIC, INC.	107,837	(52,159)	48.4%	48.0%	96.4%	-7.1%	-28.4%
SeaBright Insurance Holdings, Inc.	275,243	20,284	30.3%	67.2%	97.5%	2.4%	6.3%
Unico American Corporation	45,089	5,352	26.0%	61.0%	87.0%	2.9%	7.3%

Source: Penn Millers’ GAAP financial statements; SNL Financial.
     The Company was not profitable in the TTM period ended June 30, 2009. Five companies in the Comparable Group also experienced operating losses during the most recent TTM period. Penn Millers’ profitability continues to be impacted by a high combined ratio, which was 105.7%. The Comparable Group reported mean and median combined ratios of 100.1% and 97.7%, respectively.
     The Company’s relatively high combined ratio was attributable primarily to its higher loss ratio. Penn Millers’ loss ratio measured 71.5% for the TTM period ended June 30, 2009, which was above the Comparable Group mean and median loss ratios of 64.1% and 63.3%. Among the Comparable Group members, CRM Holdings, Ltd., Donegal Group, Inc., and National Security Group, Inc. reported higher loss ratios at 80.8%, 72.7%, and 76.5%, respectively.

PRO FORMA VALUATION APPRAISAL
V. MARKET CONDITIONS AND MARKET VALUE ADJUSTMENTS
Stock Price Performance and Market Conditions
     Table 7 summarizes stock price and valuation ratios changes for the Comparable Group from the June 5, 2009 Appraisal Update. Nine companies experienced a price increase, and five companies experienced a price decline. The mean and median price changes among the Comparable Group were positive 6.6% and positive 4.2%, respectively. The market valuation ratios of the Comparable Group have remained relatively unchanged since June 5, 2009.
Table 8
Comparative Market Valuation Performance
As of June 5, 2009 and August 7, 2009

						8/7/2009	6/5/2009
	Change in					Price /	Price /	8/7/2009	6/5/2009	8/7/2009	6/5/2009	8/7/2009	6/5/2009
	Closing	8/7/2009	6/5/2009	8/7/2009	6/5/2009	Tangible	Tangible	Price / LTM	Price / LTM	Price / LTM	Price / LTM	Price / Total	Price / Total
	Price	Closing Price	Closing Price	Price / Book	Price / Book	Book	Book	EPS	EPS	Revenue	Revenue	Assets	Assets

Public P&C Insurance Group Mean	NA	NA	NA	96.9%	93.2%	107.1%	103.6%	21.30x	26.05x	1.45x	0.66x	29.7%	27.6%
Public P&C Insurance Group Median	NA	NA	NA	90.3%	87.2%	100.0%	94.5%	14.35x	10.44x	1.04x	0.95x	26.6%	25.7%

Comparable Group Mean	6.6%	NA	NA	76.6%	75.3%	82.3%	81.5%	21.90x	27.78x	0.85x	0.82x	24.5%	23.4%
Comparable Group Median	4.2%	NA	NA	75.7%	70.4%	83.1%	73.4%	12.85x	11.65x	0.76x	0.73x	23.2%	23.1%

Comparable Group
21st Century Holding Company	37.9%	4.66	3.38	49.0%	35.5%	49.0%	35.5%	Neg	Neg	0.59x	0.43x	18.2%	13.2%
Baldwin & Lyons, Inc.	0.6%	21.08	20.95	89.8%	95.0%	89.8%	95.0%	29.69x	130.94x	1.75x	1.85x	40.6%	40.4%
CRM Holdings, Ltd.	-6.8%	1.10	1.18	18.1%	19.3%	18.7%	19.9%	Neg	Neg	0.14x	0.15x	4.1%	4.3%
Donegal Group Inc.	-0.9%	15.75	15.89	108.1%	110.2%	108.1%	110.4%	23.16x	20.91x	1.06x	1.07x	44.9%	45.6%
Eastern Insurance Holdings, Inc.	4.9%	9.90	9.44	65.0%	62.5%	75.8%	72.8%	Neg	Neg	0.69x	0.66x	23.1%	22.2%
EMC Insurance Group Inc.	6.2%	23.10	21.75	99.5%	100.7%	99.8%	101.0%	74.52x	Neg	0.75x	0.71x	26.8%	26.1%
First Mercury Financial Corporation	-11.0%	12.41	13.94	78.1%	92.0%	100.3%	120.1%	9.85x	6.51x	0.89x	1.09x	21.4%	25.6%
Hallmark Financial Services, Inc.	-4.2%	6.69	6.98	73.3%	76.5%	115.2%	120.2%	11.53x	12.03x	0.52x	0.54x	25.3%	26.4%
Mercer Insurance Group, Inc.	21.7%	18.50	15.20	78.5%	66.8%	81.5%	69.4%	12.85x	11.26x	0.75x	0.60x	20.1%	16.7%
National Interstate Corporation	11.1%	18.55	16.69	147.4%	143.6%	147.4%	143.6%	16.71x	23.51x	1.22x	1.09x	37.1%	31.5%
National Security Group, Inc.	-1.2%	8.50	8.60	59.8%	60.5%	59.8%	60.5%	Neg	Neg	0.35x	0.36x	16.8%	17.0%
NYMAGIC, INC.	25.0%	18.42	14.74	84.7%	74.0%	84.7%	74.0%	Neg	Neg	1.47x	1.23x	16.3%	13.0%
SeaBright Insurance Holdings, Inc.	3.7%	9.81	9.46	61.5%	60.5%	62.4%	61.3%	10.33x	9.01x	0.76x	0.75x	23.1%	22.5%
Unico American Corporation	4.8%	8.05	7.68	59.2%	56.5%	59.2%	56.5%	8.47x	8.09x	1.00x	0.96x	24.8%	23.6%
Source: SNL Financial and CapitalIQ.
     Table 9 summarizes the recent performance of various insurance stock indexes maintained by SNL Financial, along with selected other industry and broader market indexes. The SNL Insurance Index of all publicly-traded insurance companies increased 13.6% between June 5, 2009 and August 7, 2009. The SNL Insurance Index outperformed the broader markets indexes as reflected by the Standard & Poor’s 500, which increased 7.5% and the Russell 3000, which increased 7.7% between June 5, 2009 and August 7, 2009.

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PRO FORMA VALUATION APPRAISAL
Table 9
Selected Stock Market Index Performance
For the Period Ended August 7, 2009

			Change (%)
	Index Value	Index Value	Since
	8/7/2009	6/5/2009	6/5/2009	YTD	1 Year	3 Years
SNL Insurance Indexes
SNL Insurance	326.80	287.77	13.57	6.94	(22.75)	(36.29)
SNL Insurance Underwriter	322.33	283.17	13.83	7.81	(23.15)	(37.47)
SNL Insurance Broker	516.17	469.08	10.04	(5.07)	(14.73)	(6.95)
S&P Insurance	157.77	138.28	14.09	6.53	(38.25)	(53.64)
SNL Sector Indexes
SNL Insurance Multiline	89.71	88.20	1.71	(2.59)	(67.78)	(82.44)
SNL Insurance L&H	421.40	358.42	17.57	12.72	(29.80)	(34.33)
SNL Insurance P&C	340.66	299.74	13.65	4.14	(6.61)	(2.07)
SNL Reinsurance	443.80	379.44	16.96	9.84	(27.95)	(48.80)
SNL Managed Care	452.33	432.64	4.55	8.72	(19.77)	(38.35)
SNL Title Insurer	528.62	425.66	24.19	(6.83)	18.73	(47.93)
SNL Mortgage & Finl Guaranty	52.46	45.50	15.30	60.33	(14.97)	(90.25)
SNL Asset Size Indexes
SNL Insurance < $250M	349.06	323.83	7.79	17.49	(18.87)	(39.80)
SNL Insurance $250M-$500M	329.59	285.08	15.62	8.81	(23.54)	(40.70)
SNL Insurance $500M-$1B	329.19	317.42	3.71	1.47	(7.04)	(20.53)
SNL Insurance $1B-$2.5B	574.97	561.29	2.44	(4.91)	(14.09)	(12.07)
SNL Insurance $2.5B-$10B	409.22	368.06	11.18	1.57	(8.01)	(27.40)
SNL Insurance > $10B	309.51	272.55	13.56	8.17	(25.90)	(39.75)
SNL Insurance > $1B	334.97	296.65	12.92	6.95	(23.87)	(38.05)
SNL Insurance < $1B	384.11	363.09	5.79	4.64	(11.06)	(25.48)
SNL Market Cap Indexes
SNL Micro Cap Insurance	180.33	176.53	2.15	8.64	(32.73)	(48.07)
SNL Small Cap Insurance	390.73	358.86	8.88	(6.63)	(16.17)	(33.17)
SNL Mid Cap Insurance	213.53	199.72	6.92	(2.40)	(27.14)	(46.89)
SNL Large Cap Insurance	305.06	233.30	30.75	25.21	(13.79)	(28.92)
Broad Market Indexes
S&P 500	1,010.48	940.09	7.49	11.87	(20.19)	(20.79)
SNL All Financial Institutions	409.26	347.62	17.73	14.27	(24.12)	(48.61)
Russell 1000	1,063.95	987.61	7.73	13.47	(20.04)	(20.05)
Russell 2000	1,422.56	1,318.08	7.93	14.61	(19.77)	(17.77)
Russell 3000	1,086.08	1,008.03	7.74	13.56	(20.01)	(19.88)

17

PRO FORMA VALUATION APPRAISAL
VI. VALUATION ANALYSIS AND CONCLUSIONS
Valuation Review
     In the April 1, 2009 Appraisal and June 5, 2009 Appraisal Update, the Company’s Estimated Pro Forma Market Value was discounted on a P/B basis relative to the trading market valuations of the Comparable Group. The Company’s Estimated Pro Forma Market Value was adjusted for earnings prospects, liquidity of issue and new issue discounts.
     The Comparable Group’s market valuation ratios have remained relatively unchanged since the June 5, 2009 Appraisal Update. The median P/B ratio of the Comparable Group increased from 70.4% at June 5, 2009 to 75.7% at August 7, 2009 and the mean P/B ratio of the Comparable Group increased from 75.3% at June 5, 2009 to 76.6% at August 7, 2009. The P/B ratio continues to be the primary valuation metric generally accepted for financial services companies in the current investment climate. Penn Millers’ relatively low returns on equity and assets and negative profitability during the TTM period ended June 30, 2009 render the P/E ratio not applicable. The P/A ratio was again considered to confirm that our Valuation Range for PMMHC was within reason.
Valuation Analysis
     As noted in our April 1, 2009 Appraisal, a discount of approximately 25% to 35% based on the P/B ratio was deemed appropriate for determining the Company’s Estimated Pro Forma Market Value relative to the Comparable Group’s market valuation ratios. The Company is valued at a pro-forma P/B ratio of 50.5% at the minimum, 55.0% at the midpoint, and 59.0% at the maximum as shown in Table 10.

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PRO FORMA VALUATION APPRAISAL
Table 10
Penn Millers Comparative Valuation Ratios
Based on the Estimated Pro Forma Market Valuation Range
(Dollars in Thousands)

	Estimated Pro Forma Market Valuation Range
	Minimum	Midpoint	Maximum

August 7, 2009 Appraisal
Financial Data as of June 30, 2009
Gross Proceeds	$45,050	$53,000	$60,950

Price / Book Value	50.5%	55.0%	59.0%
Price / Tangible Book Value	50.5%	55.0%	59.0%
Price / Total Assets	17.0%	19.4%	21.8%
Price / LTM EPS	neg	neg	neg

June 5, 2009 Appraisal
Financial Data as of March 31, 2009
Gross Proceeds	$45,050	$53,000	$60,950

Price / Book Value	50.9%	55.5%	59.4%
Price / Tangible Book Value	50.9%	55.5%	59.4%
Price / Total Assets	17.0%	19.4%	21.8%
Price / LTM EPS	neg	neg	neg
Source: Curtis Financial Group.
     Table 11 displays the market valuation ratios of the Comparable Group as of August 7, 2009 and pro forma ratios for the Company.

19

PRO FORMA VALUATION APPRAISAL
Table 11
Comparative Market Valuation Analysis
As of August 7, 2009

		Total
		Market		Price /	Price /	Price /	Price /		Current
	Closing	Value	Price /	Tangible	LTM	LTM	Total	Equity /	Dividend
	Price	($000’s)	Book	Book	EPS	Revenue	Assets	Assets	Yield

Penn Millers
Pro Forma Valuation Minimum	$10.00	$45,050	50.5%	50.5%	Neg	0.60x	17.0%	33.6%	0.0%
Pro Forma Valuation Midpoint	10.00	53,000	55.0%	55.0%	Neg	0.70x	19.4%	35.3%	0.0%
Pro Forma Valuation Maximum	10.00	60,950	59.0%	59.0%	Neg	0.80x	21.8%	36.9%	0.0%

Comparable Group Mean	NA	$174,147	76.6%	82.3%	21.90x	0.85x	24.5%	32.0%	4.6%
Comparable Group Median	NA	149,256	75.7%	83.1%	12.85x	0.76x	23.2%	31.3%	2.8%

Comparable Group
21st Century Holding Company	4.66	37,345	49.0%	49.0%	Neg	0.59x	18.2%	37.2%	15.6%
Baldwin & Lyons, Inc.	21.08	311,288	90.0%	90.0%	29.69x	1.76x	40.7%	45.2%	5.5%
CRM Holdings, Ltd.	1.10	18,280	18.0%	18.6%	Neg	0.14x	4.0%	22.4%	NA
Donegal Group Inc.	15.75	401,238	108.1%	108.1%	23.16x	1.06x	44.9%	41.5%	2.5%
Eastern Insurance Holdings, Inc.	9.90	89,946	65.5%	76.4%	Neg	0.69x	23.3%	35.6%	3.5%
EMC Insurance Group Inc.	23.10	305,750	99.5%	99.8%	74.52x	0.75x	26.8%	26.9%	2.8%
First Mercury Financial Corporation	12.41	223,907	78.1%	100.3%	9.85x	0.89x	21.4%	27.4%	NA
Hallmark Financial Services, Inc.	6.69	139,640	73.3%	115.2%	11.53x	0.52x	25.3%	34.6%	NA
Mercer Insurance Group, Inc.	18.50	116,521	78.5%	81.5%	12.85x	0.75x	20.1%	25.6%	2.4%
National Interstate Corporation	18.55	359,109	147.4%	147.4%	16.71x	1.22x	37.1%	25.1%	1.3%
National Security Group, Inc.	8.50	20,966	59.8%	59.8%	Neg	0.35x	16.8%	28.0%	6.6%
NYMAGIC, INC.	18.42	158,873	84.7%	84.7%	Neg	1.47x	16.3%	19.2%	1.7%
SeaBright Insurance Holdings, Inc.	9.81	210,058	61.5%	62.4%	10.33x	0.76x	23.1%	37.5%	NA
Unico American Corporation	8.05	45,137	59.2%	59.2%	8.47x	1.00x	24.8%	41.8%	NA

Source: Penn Millers, SNL Financial and Capital IQ.
     The Company’s pro forma P/B valuation ratios reflect discounts to the Comparable Group’s mean ratio of 76.6% measuring 23.0% at the valuation maximum, 28.2% at the valuation midpoint, and 34.1% at the valuation minimum. The Company’s P/B valuation ratios reflect a discount to the Comparable Group’s 75.7% median of 22.1% at the valuation maximum, 27.3% at the valuation midpoint, and 33.3% at the valuation minimum. In our opinion, these levels of discounts are appropriate to reflect the adjustments for earnings prospects, the new issue discount, and liquidity of the issue discussed in the previous Appraisal as of April 1, 2009 and Appraisal Update as of June 5, 2009.
     Based on the P/A ratio, the Company’s midpoint valuation of $53.0 million reflects a P/A ratio of 19.4%, ranging from 17.0% at the minimum to 21.8% at the maximum. The Company’s P/A valuation ratio at the midpoint is below the Comparable Group’s corresponding mean and

20

PRO FORMA VALUATION APPRAISAL
median P/A ratios of 24.5% and 23.2%, respectively, but considered within a reasonable range from the mean and median of the Comparable Group.
Valuation Conclusion
     It is our opinion that, as of August 7, 2009, the Estimated Pro Forma Market Value of the shares to be issued immediately following the Offering was within a range (the “Valuation Range”) of $45.05 million to $60.95 million with a midpoint of $53.0 million. The Valuation Range was based upon a 15% decrease from the midpoint to determine the minimum and a 15% increase from the midpoint to establish the maximum. Exhibit VII shows the assumptions and calculations utilized in determining the Company’s Valuation Range.

21

EXHIBIT I
STATEMENT OF GENERAL ASSUMPTIONS AND LIMITING CONDITIONS
This report is subject to the following general assumptions and limiting conditions.
1.	No investigation has been made of, and no responsibility is assumed for, the legal description of the property being valued or legal matters, including title or encumbrances. Title to the property is assumed to be good and marketable unless otherwise stated. The property is assumed to be free and clear of any liens, easements or encumbrances unless otherwise stated.

2.	Information furnished by others, upon which all or portions of this analysis is based, is believed to be reliable, but has not been verified except as set forth in this report. No warranty is given as to the accuracy of such information.

3.	This report has been made only for the purpose stated and shall not be used for any other purpose.

4.	Except as specified in our engagement letter, neither Curtis nor any individual signing or associated with this report shall be required by reason of this report to give further consultation, provide testimony, or appear in court or other legal proceeding.

5.	No responsibility is taken for changes in market conditions and no obligation is assumed to revise this report to reflect events or conditions which occur subsequent to the date hereof.

6.	The date to which the opinions expressed in this report apply is set forth in the letter of transmittal. Our opinion is based on the purchasing power of the United States dollar as of that date.

7.	It is assumed that all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, or national government or private entity or organization have been or can readily be obtained or renewed.

8.	Full compliance with all applicable federal, state and local zoning, use, environmental and similar laws and regulations is assumed, unless otherwise stated.

9.	Competent management is assumed.

10.	The opinion is predicated on the financial structure prevailing as of the date of this report.

EXHIBIT II
CERTIFICATION
We certify that, to the best of our knowledge and belief:
•	the facts and data reported by the reviewer and used in the review process are true and correct;

•	the analyses, opinions, and conclusions in this report are limited only by the assumptions and limiting conditions stated in this review report, and are our personal, impartial and unbiased professional analyses, opinions and conclusions;

•	we have no present or prospective interest in the property that is the subject of this review report, and we have no personal interest or bias with respect to the parties involved;

•	our engagement in this assignment was not contingent upon developing or reporting predetermined results;

•	our compensation is not contingent on an action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report;

•	We have made a personal visit to the headquarters of Penn Millers.

Anthony A. Latini, Jr.

Paul M. Yeakel, Jr.

Laura E. Anastasio

August 7, 2009

Exhibit III
Overview of Curtis
With offices in Philadelphia and Pittsburgh, PA, Curtis Financial Group, LLC (“Curtis”) is a leading investment banking and corporate finance advisory firm serving middle-market clients since 1994. Our expertise and experience with financial services industry clients is reflected in our consistently high national rankings by SNL Financial LC. The Curtis team offers clients the benefit of more than 125 years of collective experience, having served: public and private middle-market companies operating in a diverse group of industries in the United States and globally; and entrepreneurs, families, corporations, private equity and venture capital investors. All securities are sold through Curtis Securities, LLC, a FINRA (www.finra.org) registered broker-dealer.
Background of Appraisers
Anthony A. Latini, Jr., CFA
Managing Director
Mr. Latini has over 20 years of experience providing corporate finance and investment banking services to middle market and large corporate clients. Mr. Latini focuses on merger and acquisition advisory services and capital raising for clients in a wide variety of industries including manufacturing, distribution, and financial services. He has been involved with seven mutual to stock conversions. Prior to joining Curtis, Mr. Latini was a Director in the Financial Services Group at Berwind Financial L.P. and has also held positions at Evans & Company, Inc., and CoreStates Financial Corporation. Mr. Latini received his B.S. from the Wharton School at the University of Pennsylvania and is a Chartered Financial Analyst (CFA).
Paul M. Yeakel, Jr.
Vice President
Mr. Yeakel has more than eight years of investment banking and real estate financing experience, having successfully completed projects in industries including telecommunications, flat panel displays, accounts receivable management, healthcare, software, energy and real estate. Prior to joining Curtis Financial Group, Mr. Yeakel co-founded Lighthouse Development Partners, LLC, a real estate development firm, and spent four years working in a corporate development role for CD Ventures and Gatehouse Ventures, both private investment firms located in Berwyn, PA. Additionally, Mr. Yeakel worked for Corning Incorporated as an internal corporate strategy consultant. Mr. Yeakel graduated from Carnegie Mellon’s Graduate School of Industrial Administration with a M.B.A. and earned a B.A. in English from The College of Wooster.
Laura E. Anastasio
Senior Associate
Ms. Anastasio joined Curtis Financial Group in 2005 after two years with Ernst & Young, LLP. As part of the Transaction Advisory Services Group, Ms. Anastasio completed valuation assignments involving both businesses and sale leaseback transactions. She has experience working in a variety of industries ranging from consumer products to computer technology, and has been involved with three mutual to stock conversions. Ms. Anastasio holds a B.S. in Industrial Engineering from Lehigh University. She is also a member of the American Society of Appraisers.

Exhibit IV-1
Penn Millers Mutual Holding Company
Historical Balance Sheets — GAAP Basis
(Dollars in Thousands)

	6/30/2009	3/31/2009	12/31/2008	12/31/2007	12/31/2006	12/31/2005	12/31/2004	12/31/2003
ASSETS
Investments:
Fixed securities	134,783	128,298	121,914	112,769	99,906	94,549	92,752	87,123
Equity securities	—	—	—	13,409	13,697	12,328	12,819	11,266

Total investments	134,783	128,298	121,914	126,178	113,603	106,877	105,571	98,389

Cash and cash equivalents (cash overdraft)	12,095	15,695	11,959	10,134	13,052	10,021	11,431	14,387
Premiums and fees receivable	26,783	28,753	31,080	32,489	30,465	26,910	29,256	24,056
Reinsurance receivables and recoverables	25,950	25,064	20,637	15,640	18,886	22,923	18,053	22,222
Deferred acquisition costs	9,862	10,522	10,601	11,014	10,381	9,646	10,352	9,243
Prepaid reinsurance premiums	3,769	4,170	4,342	4,234	4,119	3,645	3,731	3,209
Accrued investment income	1,565	1,391	1,431	1,499	1,439	1,302	1,225	1,236
PP&E, less accumulated depreciation	3,958	4,071	4,231	4,401	4,228	4,255	5,020	5,583
Income taxes receivable	738	1,294	1,508	1,056	—	894		—
Deferred income taxes	3,240	3,656	4,728	1,872	1,439	1,429	—	—
Other	5,642	4,058	4,879	3,972	2,812	2,557	2,144	1,845
Assets from discontinued operations	—	1,443	3,214	7,124	7,344	7,438	5,237	5,285

Total assets	228,385	228,415	220,524	219,613	207,768	197,897	192,020	185,455

LIABILITIES AND SURPLUS
Loss and loss adjustment expense reserves	118,025	116,775	108,065	95,956	89,405	83,849	73,287	69,463
Unearned premiums	41,218	44,811	45,322	46,595	43,294	39,984	42,798	38,090
Accounts due reinsurers	—	—	—	—	—	—	2,597	4,973
Accounts payable and accrued expenses	14,211	12,631	13,353	12,874	10,394	9,603	7,991	7,226
Deferred income taxes payable	—	—	—	—	—	—	673	1,344
Income taxes payable	—	—	—	—	256	1	22	161
Long-term debt	2,959	3,037	2,382	1,745	2,307	4,400	3,064	3,059
Liabilities from discontinued operations	—	—	647	1,042	1,582	2,291	1,682	1,864

Total liabilities	176,413	177,254	169,769	158,212	147,238	140,128	132,114	126,180

Unassigned surplus	51,730	51,945	51,914	59,293	58,207	56,127	55,837	54,439
Accumulated other comprehensive income, net	242	(784)	(1,159)	2,108	2,323	1,642	4,069	4,836

Total surplus	51,972	51,161	50,755	61,401	60,530	57,769	59,906	59,275

Total liabilities and surplus	228,385	228,415	220,524	219,613	207,768	197,897	192,020	185,455

Performance and Capital Ratios
Return on average assets	-2.37%	-2.66%	-2.03%	0.68%	0.94%	0.12%	0.64%	1.00%
Return on average surplus	-9.61%	-10.57%	-7.95%	2.38%	3.23%	0.41%	2.03%	3.12%
Surplus to total assets	22.76%	22.40%	23.02%	27.96%	29.13%	29.19%	31.20%	31.96%
Notes:
Source: Financial reports prepared by management and reviewed by KPMG.

Exhibit IV-2
Penn Millers Mutual Holding Company
Historical Income Statements — GAAP Basis
(Dollars in Thousands)

	TTM ended	TTM ended
	6/30/2009 (e)	3/31/2009 (e)	2008	2007	2006	2005	2004	2003
REVENUE
Premiums earned	$76,294	$77,327	$78,737	$70,970	$64,645	$64,723	$63,090	$56,065
Investment income, net of investment expense	5,381	5,298	5,335	5,324	4,677	4,444	4,278	4,058
Realized investment (losses) gains, net	(7,828)	(7,627)	(5,819)	(702)	349	424	936	833
Other income	301	282	411	508	345	277	301	371

Total revenue	74,148	75,280	78,664	76,100	70,016	69,868	68,605	61,327

LOSSES AND EXPENSES
Losses and loss adjustment expenses	54,564	56,343	57,390	49,783	43,766	40,242	42,910	35,822
Underwriting and administrative expenses (a)	26,056	26,414	26,562	24,163	23,296	29,221	24,359	22,911
Interest expense	253	213	184	125	222	195	51	56
Other expenses, net	379	376	365	184	314	266	82	101

Total losses and expenses	81,252	83,346	84,501	74,255	67,598	69,924	67,402	58,890

Income from continuing operations	(7,104)	(8,066)	(5,837)	1,845	2,418	(56)	1,203	2,437

Income taxes expense (benefit)	(1,765)	(2,074)	(1,378)	396	506	(296)	(4)	587

Net income (loss) from continuing operations	(5,339)	(5,992)	(4,459)	1,449	1,912	240	1,207	1,850

Discontinued Operations:
Pre-tax (loss) income on discontinued ops	(3,081)	(3,104)	(3,090)	(489)	292	385	240	340
Income tax (benefit) expense	641	632	(170)	(126)	124	151	63	143

(Loss) income on discontinued ops	(3,722)	(3,736)	(2,920)	(363)	168	234	177	197

Net income	(9,061)	(9,728)	(7,379)	1,086	2,080	474	1,384	2,047

Operating Ratios
Loss ratio (b)	71.5%	72.9%	72.9%	70.1%	67.7%	62.2%	68.0%	63.9%
Expense ratio (c)	34.2%	34.2%	33.7%	34.0%	36.0%	45.1%	38.6%	40.9%
Combined ratio (d)	105.7%	107.0%	106.6%	104.2%	103.7%	107.3%	106.6%	104.8%

Notes:

(a)	Includes amortization of deferred policy acquisition costs.

(b)	Losses and loss adjustment expenses divided by premiums earned.

(c)	Underwriting and administrative expenses divided by premiums earned.

(d)	Sum of the loss ratio and the expense ratio.

(e)	Represents the trailing twelve month period.

Source: Financial reports prepared by management and reviewed by KPMG. Statutory financials provided in Exhibit V.

Exhibit IV-3
Penn Millers Mutual Holding Company
Investment Portfolio
(Dollars in Thousands)

	6/30/2009		12/31/2008		12/31/2007		12/31/2006
	Amortized	Estimated	Amortized	Estimated	Amortized	Estimated	Amortized	Estimated
	Cost	Fair Value	Cost	Fair Value	Cost	Fair Value	Cost	Fair Value
ASSETS
Fixed Securities:
U.S. government and agencies	24,796	25,744	23,459	25,399	26,360	26,984	27,509	27,461
State and political subdivisions	31,654	33,163	31,775	32,957	30,321	31,134	26,538	27,047
Mortgage backed	26,423	26,745	25,374	25,305	20,636	20,724	11,618	11,488
Corporate	48,524	49,131	39,930	38,253	33,656	33,927	33,964	33,910

Total fixed securities	131,397	134,783	120,538	121,914	110,973	112,769	99,629	99,906

Equity	—	—	—	—	10,525	13,409	10,476	13,697

Total investment securities	131,397	134,783	120,538	121,914	121,498	126,178	110,105	113,603
Notes:
Source: Financial reports prepared by management and reviewed by KPMG.

Exhibit V-1
Penn Millers Mutual Holding Company (b)
Historical Balance Sheets — Statutory Basis (a)
(Dollars in Thousands)

	12/31/2008	12/31/2007	12/31/2006	12/31/2005	12/31/2004	12/31/2003
ASSETS

Investments:
Bonds	120,538	110,972	99,628	93,879	89,641	82,441
Stocks	1	13,411	13,697	12,329	12,819	11,267
Real estate	2,694	2,788	2,909	1,199	1,204	1,076
Receivables for securities		91	—	—	—	—

Total investments	123,233	127,262	116,234	107,407	103,664	94,784

Cash and cash equivalents (cash overdraft)	11,695	10,034	12,911	9,459	10,996	14,365
Premiums and considerations	31,950	32,416	30,396	26,730	29,076	23,919
Reinsurance receivables	3,074	917	1,120	1,114	838	1,036
Accrued investment income	1,431	1,499	1,439	1,302	1,225	1,236
Other receivables	1,160	1,723	1,524	1,682	1,490	926
PP&E	642	857	508	152	194	295
Income taxes receivable	1,406	646	—	10	13	—
Deferred income taxes	5,190	4,893	4,242	4,071	3,820	3,747
Receivable from parent	186	557	219	361	204	250
Aggregate write-ins for other than invested assets	2,973	3,011	1,960	1,761	981	517

Total assets	182,941	183,815	170,553	154,049	152,501	141,075

LIABILITIES AND SURPLUS
Loss and loss adjustment expense reserves	85,439	77,222	69,317	61,033	55,805	48,072
Unearned premiums	41,061	42,499	39,221	36,348	39,102	35,122
Accounts due reinsurers and provisions	5	22	276	227	100	287
Commissions payable, contingent commissions	1,488	2,515	2,581	2,292	2,867	2,154
Other expenses	6,411	6,532	6,110	6,124	5,480	5,361
Ceded reinsurance premiums payable	2,024	3,686	1,275	614	2,482	2,782
Funds held by company under reinsurance treaties	2,616	—	677	73	114	2,191
Amounts withheld or retained by company	55	47	67	78	68	130
Payable for securities	—	414	472	—	—	—
Aggregate write ins for liabilities	—	—	—	—	811	273
Payable to parent	15	83	32	44	227	371

Total liabilities	139,115	133,020	120,028	106,833	107,056	96,743

Aggregate write-ins for special surplus funds	2,250	2,250	2,250	2,250	2,250	2,250
Common capital stock	5,000	5,000	5,000	5,000	5,000	5,000
Gross paid in and contributed surplus	5,000	5,000	5,000	5,000	5,000	5,000
Unassigned surplus	30,576	38,545	38,275	34,966	33,195	32,082

Total surplus	42,826	50,795	50,525	47,216	45,445	44,332

Total liabilities and surplus	181,941	183,815	170,553	154,049	152,501	141,075

Performance and Capital Ratios
Return on assets	-2.43%	0.50%	0.85%	2.07%	0.43%	0.43%
Return on surplus	-9.53%	1.73%	2.81%	6.84%	1.41%	1.37%
Surplus to total assets	23.41%	27.63%	29.62%	30.65%	29.80%	31.42%
Notes:

(a)	Statutory financials do not include the effects of discontinued operations.

(b)	Statutory financial statements represent the results of operations of PMHC.
Source: Statutory prepared financial statements.

Exhibit V-2
Penn Millers Mutual Holding Company (e)
Historical Income Statements — Statutory Basis (d)
(Dollars in Thousands)

	2008	2007	2006	2005	2004	2003
REVENUE
Premiums earned	78,737	$70,970	$64,645	$64,723	$63,090	$56,065
Investment income, net of investment expense	5,085	5,104	4,370	4,131	4,052	4,097
Realized investment (losses) gains, net	(5,778)	(431)	232	262	937	833

Total revenue	78,044	75,643	69,247	69,116	68,079	60,995

LOSSES AND EXPENSES
Losses and loss adjustment expenses	57,391	49,774	43,770	40,242	42,910	35,822
Underwriting and administrative expenses	25,256	24,059	23,525	24,427	24,407	23,407
Other expenses, net	39	(318)	(31)	(114)	(219)	(212)

Total losses and expenses	82,686	73,515	67,264	64,555	67,098	59,017

Income from continuing operations	(4,642)	2,128	1,983	4,561	981	1,978

Income taxes expense (benefit)	(181)	1,250	609	1,390	347	1,369

Net income (loss)	(4,461)	878	1,374	3,171	634	609

Operating Ratios
Loss ratio (a)	72.9%	70.1%	67.7%	62.2%	68.0%	63.9%
Expense ratio (b)	32.1%	33.9%	36.4%	37.7%	38.7%	41.7%
Combined ratio (c)	105.0%	104.0%	104.1%	99.9%	106.7%	105.6%
Notes:

(a)	Losses and loss adjustment expenses divided by net premiums earned.

(b)	Underwriting expenses divided by net premiums earned.

(c)	Sum of the loss ratio and the expense ratio.

(d)	Statutory financials do not include the effects of discontinued operations.

(e)	Statutory financial statements represent the results of operations of PMHC.
Source: Statutory prepared financial statements.

Exhibit VI-1 (Continued)
Penn Millers Mutual Holding Company
Financial Performance Data for Publicly Traded Property and Casualty Companies

							Cash and	Cash and	Policy		Tangible	Net Prem		GAAP	GAAP
		Total Assets	Total Policy	Total Equity	Tangible Equity	Total Policy	Investments	Investments /	Reserves /	Total Equity	Equity /	Writ/ Avg	GAAP Loss	Expense	Combined
Company Name	Ticker	($000)	Reserves ($000)	($000)	($000)	Revenue ($000)	($000)	Assets	Equity	/ Assets	Assets	Equity (x)	Ratio (%)	Ratio (%)	Ratio (%)	ROAA (%)	ROAE (%)

21st Century Holding Company	TCHC	204,676	114,701	76,228	76,228	60,429	150,471	0.74	1.50	0.37	0.37	0.68	63.81	47.50	111.31	-3.17	-8.12
ACE Limited	ACE	75,655,000	47,291,000	16,561,000	12,805,000	13,295,000	44,197,000	0.58	2.86	0.22	0.17	0.86	58.90	28.70	87.60	1.58	7.72
Affirmative Insurance Holdings, Inc.	AFFM	811,112	327,695	231,944	51,207	355,658	356,534	0.44	1.41	0.29	0.06	1.63	74.70	24.00	98.70	0.92	3.49
Alleghany Corporation	Y	6,012,686	3,164,484	2,551,029	2,400,723	921,215	4,112,254	0.68	1.24	0.42	0.40	0.32	51.70	30.90	82.60	1.47	3.63
Allied World Assurance Company Holdings, Ltd	AWH	8,892,255	5,598,837	2,491,860	2,152,983	1,167,805	6,710,099	0.75	2.25	0.28	0.24	0.51	45.80	29.50	75.30	2.15	7.92
Allstate Corporation	ALL	133,091,000	95,860,000	15,098,000	14,224,000	28,545,000	97,125,000	0.73	6.35	0.11	0.11	1.76	74.00	24.40	98.40	-1.41	-13.05
American Financial Group, Inc.	AFG	25,842,100	20,189,900	2,678,800	2,396,900	3,237,200	17,949,000	0.69	7.54	0.10	0.09	1.02	46.20	35.80	82.00	0.87	8.35
American Physicians Capital, Inc.	ACAP	972,209	686,173	240,209	240,209	118,889	811,594	0.83	2.86	0.25	0.25	0.45	49.80	25.10	74.90	4.33	17.15
American Physicians Service Group, Inc.	AMPH	288,848	126,792	144,246	141,978	65,415	242,601	0.84	0.88	0.50	0.49	0.50	38.81	17.47	56.28	6.76	14.08
American Safety Insurance Holdings, Ltd.	ASI	1,086,901	714,595	223,150	213,454	174,549	733,395	0.67	3.20	0.21	0.20	0.82	59.40	39.70	99.10	0.01	-0.04
AMERISAFE, Inc.	AMSF	1,157,196	730,190	278,273	278,273	278,843	809,089	0.70	2.62	0.24	0.24	1.08	64.30	21.70	86.00	3.90	17.35
AmTrust Financial Services, Inc.	AFSI	3,183,530	1,825,488	476,853	374,131	494,965	1,410,833	0.44	3.83	0.15	0.12	1.42	56.30	23.40	79.70	2.72	20.95
Arch Capital Group Ltd.	ACGL	16,641,935	9,442,023	4,029,968	3,603,333	2,831,367	11,643,601	0.70	2.34	0.24	0.22	0.78	57.10	29.90	87.00	1.27	5.54
Argo Group International Holdings, Ltd.	AGII	6,919,700	4,056,900	1,459,200	1,208,000	1,362,100	4,103,800	0.59	2.78	0.21	0.17	0.99	60.97	35.05	96.02	0.80	3.76
Aspen Insurance Holdings Limited	AHL	8,022,100	4,304,700	2,972,500	2,964,300	1,788,700	6,002,600	0.75	1.45	0.37	0.37	0.65	55.40	30.60	86.00	1.30	3.49
AXIS Capital Holdings Limited	AXS	15,378,885	9,232,919	4,909,119	4,814,061	2,720,385	11,055,319	0.72	1.88	0.32	0.31	0.59	55.80	27.60	83.40	1.29	4.15
Baldwin & Lyons, Inc.	BWINB	765,742	369,849	345,853	345,853	175,515	543,677	0.71	1.07	0.45	0.45	NA	54.00	35.30	89.30	1.28	3.00
Berkshire Hathaway Inc.	BRK.A	275,646,000	71,596,000	118,837,000	84,915,000	27,753,000	136,838,000	0.50	0.60	0.43	0.31	NA	74.80	22.04	96.84	1.15	2.74
Chubb Corporation	CB	48,572,000	28,435,000	14,504,000	14,037,000	11,520,000	40,297,000	0.83	1.96	0.30	0.29	0.83	56.37	32.24	89.39	2.97	11.33
Cincinnati Financial Corporation	CINF	13,522,000	7,412,000	4,144,000	4,144,000	3,095,610	9,962,000	0.74	1.79	0.31	0.31	0.74	79.40	32.70	112.10	3.09	9.87
CNA Surety Corporation	SUR	1,610,950	685,832	828,677	689,892	427,424	1,203,988	0.75	0.83	0.51	0.43	0.55	29.30	53.30	82.60	6.82	14.03
CRM Holdings, Ltd.	CRMH	452,951	273,506	101,677	98,465	110,733	340,804	0.75	2.69	0.22	0.22	1.04	80.80	51.30	132.10	-3.45	-13.46
Donegal Group Inc.	DGICA	893,824	488,237	371,328	367,428	353,129	638,161	0.71	1.31	0.42	0.41	0.97	72.70	31.20	103.90	1.94	4.74
Eastern Insurance Holdings, Inc.	EIHI	385,487	207,849	137,234	117,736	136,542	273,564	0.71	1.51	0.36	0.31	0.88	66.95	34.77	101.72	-5.35	-13.47
EMC Insurance Group Inc.	EMCI	1,142,746	723,328	307,348	306,406	386,275	1,002,325	0.88	2.35	0.27	0.27	1.29	63.10	36.40	99.50	0.34	1.26
Employers Holdings, Inc.	EIG	3,764,778	2,655,209	459,942	406,392	364,651	2,273,650	0.60	5.77	0.12	0.11	0.86	53.00	46.80	99.80	2.85	23.33
Endurance Specialty Holdings Ltd.	ENH	8,079,345	4,476,916	2,475,597	2,279,724	1,753,852	5,733,830	0.71	1.81	0.31	0.28	0.75	60.40	30.40	90.80	1.88	6.29
Enstar Group Limited	ESGR	4,371,009	2,797,827	860,581	839,359	0	3,477,957	0.80	3.25	0.20	0.19	0.00	NA	NA	NA	2.05	14.05
Erie Indemnity Company	ERIE	2,635,728	1,422,448	829,116	829,116	207,605	1,024,356	0.39	1.72	0.31	0.31	NA	75.20	28.70	103.90	1.58	4.91
Everest Re Group, Ltd.	RE	17,326,935	10,240,069	5,545,415	5,545,415	3,729,431	14,207,305	0.82	1.85	0.32	0.32	0.72	60.20	28.60	88.80	0.77	2.55
Fairfax Financial Holdings Limited	FFH	27,020,900	16,838,000	5,613,200	5,297,700	4,496,000	19,489,900	0.72	3.00	0.21	0.20	0.89	70.14	28.36	98.50	3.82	21.20
First Acceptance Corporation	FAC	447,662	161,513	226,661	82,219	239,924	215,102	0.48	0.71	0.51	0.18	NA	70.10	23.90	94.00	-1.20	-2.44
First Mercury Financial Corporation	FMR	1,045,694	578,191	286,838	223,154	207,640	648,738	0.62	2.02	0.27	0.21	0.79	63.40	30.60	94.00	2.38	8.47
Flagstone Reinsurance Holdings Limited	FSR	2,654,398	976,171	1,306,557	1,253,166	736,955	1,822,043	0.69	0.75	0.49	0.47	0.65	37.30	37.00	74.30	-5.92	-11.72
FPIC Insurance Group, Inc.	FPIC	977,332	639,534	267,438	256,605	161,794	710,581	0.73	2.39	0.27	0.26	0.57	59.10	25.10	84.20	2.84	10.70
GAINSCO, INC.	GAN	246,972	131,732	54,741	54,132	179,266	175,854	0.71	2.41	0.22	0.22	3.11	70.40	25.30	95.70	-0.65	-2.68
Greenlight Capital Re, Ltd.	GLRE	1,312,716	245,454	614,546	614,546	158,315	1,135,430	0.86	0.40	0.47	0.47	0.37	56.30	40.40	96.70	-2.53	-5.28
Hallmark Financial Services, Inc.	HALL	551,279	277,022	190,555	121,220	236,185	368,415	0.67	1.45	0.35	0.22	1.29	62.00	29.50	91.50	2.26	6.52
Hanover Insurance Group, Inc.	THG	7,747,700	4,396,400	2,221,100	2,051,100	2,509,900	4,819,800	0.62	1.98	0.29	0.26	1.25	65.10	33.70	98.80	0.72	3.08
Harleysville Group Inc.	HGIC	3,203,625	2,266,835	692,056	668,656	892,119	2,539,439	0.79	3.28	0.22	0.21	1.30	65.96	34.81	100.77	1.46	6.89
HCC Insurance Holdings, Inc.	HCC	8,876,261	4,691,848	2,809,465	1,961,673	2,011,984	5,469,185	0.62	1.67	0.32	0.22	0.77	60.50	25.00	85.50	3.60	11.57
Hilltop Holdings Inc.	HTH	1,044,775	101,698	791,201	753,659	114,177	915,693	0.88	0.13	0.76	0.72	0.14	48.50	38.00	86.50	-1.33	-1.81
Horace Mann Educators Corporation	HMN	5,828,171	3,795,925	561,839	514,443	658,285	4,231,133	0.73	6.76	0.10	0.09	2.02	73.90	25.30	99.20	0.42	5.00
Infinity Property and Casualty Corporation	IPCC	1,753,151	920,958	560,212	484,937	882,420	1,200,139	0.68	1.64	0.32	0.28	1.55	70.52	21.63	92.15	1.17	3.80
IPC Holdings, Ltd.	IPCR	2,612,668	569,119	2,014,218	2,014,218	407,681	2,308,496	0.88	0.28	0.77	0.77	0.24	15.70	33.50	49.20	5.53	7.34
Kingsway Financial Services Inc.	KFS	3,098,788	2,299,905	370,547	308,069	1,376,335	2,369,038	0.76	6.21	0.12	0.10	1.83	86.70	34.00	120.70	-11.08	-63.37
Markel Corporation	MKL	9,711,499	6,335,786	2,352,425	2,010,751	1,930,520	7,317,021	0.75	2.69	0.24	0.21	0.80	59.13	38.16	97.29	-1.30	-5.54
Meadowbrook Insurance Group, Inc.	MIG	1,878,089	1,193,297	477,442	358,350	482,846	1,142,511	0.61	2.50	0.25	0.19	1.16	58.70	31.50	90.20	2.13	8.66
Mercer Insurance Group, Inc.	MIGP	580,809	385,190	148,430	143,014	145,390	392,632	0.68	2.60	0.26	0.25	1.02	60.90	37.00	97.90	1.59	6.53
Mercury General Corporation	MCY	4,141,871	1,932,709	1,642,546	1,529,467	2,701,993	3,172,892	0.77	1.18	0.40	0.37	1.63	67.20	29.30	96.50	-2.38	-6.02
Montpelier Re Holdings Ltd.	MRH	3,144,100	1,083,400	1,597,000	1,432,500	543,800	2,597,600	0.83	0.68	0.51	0.46	0.41	28.90	38.70	67.60	0.71	1.48

Exhibit VI-1 (Continued)
Penn Millers Mutual Holding Company
Financial Performance Data for Publicly Traded Property and Casualty Companies

					Tangible	Total	Cash and	Cash and	Policy	Total	Tangible	Net Prem		GAAP	GAAP
		Total Asset	Total Policy	Total Equity	Equity	Policy	Investments	Investments	Reserves /	Equity	Equity /	Writ/ Avg	GAAP Loss	Expense	Combined
Company Name	Ticker	($000)	Reserves ($000)	($000)	($000)	Revenue ($000)	($000)	/ Assets	Equity	/ Assets	Assets	Equity (x)	Ratio (%)	Ratio (%)	Ratio (%)	ROAA (%)	ROAE (%)

National Interstate Corporation	NATL	969,243	584,812	243,547	243,547	290,380	572,988	0.59	2.40	0.25	0.25	1.29	56.60	23.80	80.40	2.15	9.80
National Security Group, Inc.	NSEC	125,054	70,927	35,045	35,045	54,898	93,511	0.75	2.02	0.28	0.28	NA	76.47	41.98	118.44	-3.36	-11.53
Navigators Group, Inc.	NAVG	3,403,633	2,374,350	712,454	705,922	653,182	1,951,428	0.57	3.33	0.21	0.21	0.99	60.80	32.00	92.80	1.22	5.96
NYMAGIC, INC.	NYM	977,190	651,829	187,572	187,572	158,247	617,900	0.63	3.48	0.19	0.19	0.87	48.01	48.39	96.40	-7.14	-28.43
Odyssey Re Holdings Corp.	ORH	10,150,029	6,096,231	3,138,352	3,138,352	1,999,887	8,090,058	0.80	1.94	0.31	0.31	0.70	67.30	29.20	96.50	3.58	12.60
Old Republic International Corporation	ORI	13,718,600	8,869,000	3,753,100	3,753,100	3,225,000	9,277,200	0.68	2.36	0.27	0.27	NA	81.30	41.00	122.30	-1.84	-6.42
OneBeacon Insurance Group, Ltd.	OB	7,494,400	5,136,600	1,305,400	1,305,400	1,937,900	3,821,100	0.51	3.93	0.17	0.17	1.52	57.60	35.80	93.40	-2.74	-16.95
PartnerRe Ltd.	PRE	16,974,071	10,714,780	4,767,678	4,338,159	3,755,311	12,070,176	0.71	2.25	0.28	0.26	0.88	54.80	30.50	85.30	3.38	13.04
Platinum Underwriters Holdings, Ltd.	PTP	4,968,138	2,585,087	1,952,704	1,952,704	1,035,177	4,399,258	0.89	1.32	0.39	0.39	0.53	56.00	22.50	78.50	4.08	10.95
PMA Capital Corporation	PMACA	2,525,231	1,518,619	368,998	338,833	413,580	806,945	0.32	4.12	0.15	0.13	1.17	70.45	43.01	113.46	0.22	1.58
ProAssurance Corporation	PRA	4,598,409	2,752,983	1,527,671	1,398,036	454,568	3,784,506	0.82	1.80	0.33	0.30	0.32	58.80	22.70	81.50	4.15	12.89
Progressive Corporation	PGR	19,087,600	10,578,500	4,925,000	4,925,000	13,678,200	13,611,300	0.71	2.15	0.26	0.26	3.10	70.10	21.00	91.10	-0.23	-0.96
RenaissanceRe Holdings Ltd.	RNR	8,805,437	3,007,377	4,104,164	4,033,321	1,382,902	6,385,938	0.73	0.73	0.47	0.46	0.37	22.50	26.90	49.40	2.20	4.74
RLI Corp.	RLI	2,482,685	1,508,800	763,602	737,388	508,678	1,800,089	0.73	1.98	0.31	0.30	0.68	44.30	39.40	83.70	1.87	6.39
Safety Insurance Group, Inc.	SAFT	1,417,938	751,793	601,689	601,689	545,462	1,061,367	0.75	1.25	0.42	0.42	0.87	67.20	30.20	97.40	3.97	9.53
SeaBright Insurance Holdings, Inc.	SBX	911,125	498,059	341,811	336,425	254,270	594,029	0.65	1.46	0.38	0.37	0.83	67.20	30.30	97.50	2.39	6.27
Selective Insurance Group, Inc.	SIGI	5,030,875	3,545,857	946,375	916,738	1,461,312	3,631,093	0.72	3.75	0.19	0.18	1.54	68.00	31.60	99.60	-0.05	-0.27
Specialty Underwriters’ Alliance, Inc.	SUAI	462,500	297,700	140,700	130,000	143,695	266,400	0.58	2.12	0.30	0.28	1.06	62.80	43.65	106.45	0.49	1.62
State Auto Financial Corporation	STFC	2,501,600	1,383,100	780,300	778,300	1,144,300	2,115,000	0.85	1.77	0.31	0.31	1.52	77.80	33.40	111.20	-1.33	-4.16
Tower Group, Inc.	TWGP	2,576,254	1,356,288	847,299	571,929	573,548	1,581,576	0.61	1.60	0.33	0.22	1.31	52.80	32.70	85.50	4.37	17.25
Transatlantic Holdings, Inc.	TRH	14,084,507	9,731,716	3,549,291	3,549,291	4,032,304	11,298,456	0.80	2.74	0.25	0.25	1.27	67.50	26.80	94.30	0.60	2.59
Travelers Companies, Inc.	TRV	111,326,000	72,008,000	26,920,000	22,919,000	21,536,000	73,725,000	0.66	2.67	0.24	0.21	0.84	60.50	31.40	91.90	2.17	9.39
Unico American Corporation	UNAM	182,340	96,150	76,226	76,226	32,643	149,331	0.82	1.26	0.42	0.42	NA	61.00	26.00	87.00	2.88	7.27
United America Indemnity, Ltd.	INDM	2,505,401	1,550,201	763,362	754,090	322,050	1,678,754	0.67	2.03	0.30	0.30	0.44	59.90	39.70	99.60	-4.63	-16.81
United Fire & Casualty Company	UFCS	2,806,189	2,074,826	653,183	652,663	495,150	2,355,893	0.84	3.18	0.23	0.23	0.73	77.10	30.70	107.80	-1.24	-5.09
Universal Insurance Holdings, Inc.	UVE	621,498	365,086	109,260	109,260	150,079	333,474	0.54	3.34	0.18	0.18	1.64	54.10	NA	NA	6.67	38.21
Validus Holdings, Ltd.	VR	5,008,450	2,168,073	2,151,969	2,006,440	1,302,316	3,530,566	0.70	1.01	0.43	0.40	0.66	39.70	33.80	73.50	3.12	7.17
W.R. Berkley Corporation	WRB	16,656,495	11,099,715	3,295,699	3,187,707	4,020,940	12,855,598	0.77	3.37	0.20	0.19	1.23	62.60	32.00	94.60	0.55	2.88
Wesco Financial Corporation	WSC	2,718,686	403,777	2,117,734	1,839,939	290,881	1,786,949	0.66	0.19	0.78	0.68	0.15	60.92	29.28	90.20	2.62	3.36
White Mountains Insurance Group, Ltd.	WTM	15,551,000	8,704,200	3,851,400	3,789,100	3,668,900	9,535,200	0.61	2.26	0.25	0.24	0.99	59.24	33.49	92.73	-1.38	-6.23
Zenith National Insurance Corp.	ZNT	2,507,708	1,276,498	1,049,916	1,028,931	528,533	2,009,704	0.80	1.22	0.42	0.41	0.50	72.20	45.20	117.40	1.15	2.84

Group Aggregate
Overall P&C Insurance Group Mean		12,858,005	6,817,464	3,718,911	3,113,906	2,421,404	8,342,222	0.70	2.28	0.31	0.29	0.97	60.31	32.30	92.70	0.91	3.16
Overall P&C Insurance Group Median		2,952,489	1,687,845	828,897	766,195	544,631	2,194,325	0.71	2.02	0.29	0.26	0.86	60.80	31.30	93.70	1.29	4.45

P&C Group Mean > $1.2 Bil. Total Assets		18,193,881	9,639,118	5,252,511	4,392,122	3,402,992	11,791,322	0.70	2.42	0.31	0.28	0.94	59.58	32.08	91.67	1.01	3.24
P&C Group Median > $1.2 Bil. Total Assets		5,828,171	3,164,484	2,014,218	1,952,704	1,362,100	4,103,800	0.72	1.98	0.30	0.26	0.84	60.30	31.45	92.44	1.29	4.74

P&C Group Mean < $1.2 Bil. Total Assets		692,207	384,094	222,301	199,573	183,383	478,275	0.69	1.97	0.33	0.29	1.05	61.96	32.83	95.12	0.70	2.98
P&C Group Median < $1.2 Bil. Total Assets		765,742	365,086	223,150	143,014	161,794	392,632	0.71	2.02	0.28	0.25	0.97	62.80	30.90	96.05	1.28	3.49

P&C Group Mean > $500 m Total Revenue		14,404,930	7,637,688	4,163,807	3,486,688	2,705,912	9,344,584	0.70	2.36	0.31	0.28	0.95	59.64	32.01	91.73	1.12	3.95
P&C Group Mean > $500 m Total Revenue		3,403,633	2,266,835	1,049,916	1,028,931	736,955	2,539,439	0.71	2.03	0.28	0.26	0.86	60.30	31.20	92.73	1.46	4.91

P&C Group Mean < $500 m Total Revenue		310,721	164,541	110,306	90,225	113,727	211,960	0.71	1.68	0.35	0.31	1.21	65.68	34.65	100.33	(0.78)	(3.19)
P&C Group Median < $500 m Total Revenue		288,848	131,732	101,677	82,219	110,733	215,102	0.74	1.51	0.36	0.28	0.96	66.95	34.77	101.72	(1.20)	(2.68)

Source: SNL Financial.

Exhibit VI-2
Penn Millers Mutual Holding Company
Market Valuation Data for Publicly Traded Property and Casualty Companies

			Total Diluted				(a)
			Shares			Price /	Price /	(a)			Current	One-Year
			Outstand.	Total Market	Price / Book	Tangible	Operating	Price / LTM	Price / LTM	Price / Total	Dividend	Price Change
Company Name		Closing price	(000’S)	value (000’s)	(%)	Book (%)	EPS (x)	EPS (x)	Revenue (x)	Assets (%)	Yield (%)	(%)

21st Century Holding Company	TCHC	4.66	8,014	37,345	48.99	48.99	Neg	Neg	0.59	18.25	15.55	(25.80)
ACE Limited	ACE	50.54	337,508	17,057,669	103.00	133.21	6.81	14.48	1.24	22.55	2.04	(6.60)
Affirmative Insurance Holdings, Inc.	AFFM	3.95	15,415	60,889	26.25	118.91	32.92	Neg	0.13	7.51	2.53	(40.78)
Alleghany Corporation	Y	272.36	9,208	2,507,997	98.31	104.47	23.50	NA	2.87	41.71	NA	(11.80)
Allied World Assurance Company Holdings, Ltd	AWH	42.56	51,258	2,181,536	87.55	101.33	4.69	10.06	1.82	24.53	1.77	9.55
Allstate Corporation	ALL	27.79	540,600	15,023,274	99.51	105.62	13.92	Neg	0.50	11.29	5.01	(40.48)
American Financial Group, Inc.	AFG	25.17	116,500	2,932,305	109.46	122.34	6.04	10.19	0.67	11.35	2.19	(13.65)
American Physicians Capital, Inc.	ACAP	32.74	11,275	369,144	153.68	153.68	8.42	9.09	2.42	37.97	0.83	(1.88)
American Physicians Service Group, Inc.	AMPH	21.90	7,007	153,453	106.38	108.08	6.54	8.11	2.00	53.13	1.39	10.05
American Safety Insurance Holdings, Ltd.	ASI	15.92	10,524	167,534	75.08	78.49	530.67	Neg	0.87	15.41	NA	(2.69)
AMERISAFE, Inc.	AMSF	17.10	19,242	329,040	118.24	118.24	5.86	7.99	1.13	28.43	NA	(5.05)
AmTrust Financial Services, Inc.	AFSI	11.72	59,735	700,094	146.82	187.13	5.25	8.31	1.11	21.99	1.72	(17.58)
Arch Capital Group Ltd.	ACGL	62.70	62,626	3,926,670	97.44	108.97	8.15	23.14	1.36	23.60	NA	(10.25)
Argo Group International Holdings, Ltd.	AGII	35.62	30,795	1,096,907	75.17	90.80	10.87	21.20	0.74	15.85	NA	(2.17)
Aspen Insurance Holdings Limited	AHL	24.15	85,646	2,068,354	69.58	69.78	13.45	20.82	1.09	25.78	2.47	(8.76)
AXIS Capital Holdings Limited	AXS	28.72	149,861	4,304,008	87.67	89.40	12.64	30.88	1.59	27.99	2.75	(14.32)
Baldwin & Lyons, Inc.	BWINB	21.08	14,733	310,572	89.80	89.80	13.43	29.69	1.75	40.56	5.50	1.79
Berkshire Hathaway Inc.	BRK.A	108,100.00	1,552	167,740,932	141.15	197.54	18.80	57.17	1.60	60.85	NA	(6.61)
Chubb Corporation	CB	48.15	357,400	17,208,810	118.65	122.60	8.81	11.07	1.37	35.43	2.59	(1.59)
Cincinnati Financial Corporation	CINF	24.63	162,556	4,003,762	96.62	96.62	20.25	9.51	1.01	29.61	5.37	(12.72)
CNA Surety Corporation	SUR	16.81	44,412	746,566	90.09	108.21	6.95	6.98	1.57	46.34	NA	20.59
CRM Holdings, Ltd.	CRMH	1.10	16,775	18,453	18.15	18.74	Neg	Neg	0.14	4.07	NA	(69.44)
Donegal Group Inc.	DGICA	15.75	25,475	401,238	108.06	109.20	21.44	23.16	1.06	44.89	2.50	(8.16)
Eastern Insurance Holdings, Inc.	EIHI	9.90	9,009	89,189	64.99	75.75	Neg	Neg	0.69	23.14	3.49	(34.09)
EMC Insurance Group Inc.	EMCI	23.10	13,236	305,750	99.48	99.79	13.28	74.52	0.75	26.76	2.81	(7.08)
Employers Holdings, Inc.	EIG	14.88	46,506	692,005	150.45	170.28	7.19	8.00	1.59	18.38	1.45	(14.97)
Endurance Specialty Holdings Ltd.	ENH	32.21	58,895	1,897,008	76.63	83.21	9.32	15.19	1.03	23.48	3.28	(2.28)
Enstar Group Limited	ESGR	59.52	13,788	820,635	95.36	97.77	9.43	10.16	13.87	18.77	NA	(48.23)
Erie Indemnity Company	ERIE	37.79	57,363	2,167,751	261.45	261.45	19.12	53.23	2.05	82.24	4.78	(19.25)
Everest Re Group, Ltd.	RE	83.09	61,265	5,090,509	91.80	91.80	9.18	39.01	1.38	29.38	2.52	(0.41)
Fairfax Financial Holdings Limited	FFH	335.75	17,564	5,897,150	105.06	111.32	4.22	5.90	0.80	21.82	1.60	33.10
First Acceptance Corporation	FAC	2.48	48,865	121,185	53.47	147.39	Neg	Neg	0.43	27.07	NA	(35.08)
First Mercury Financial Corporation	FMR	12.41	18,042	223,907	78.06	100.34	7.99	9.85	0.89	21.41	NA	—
Flagstone Reinsurance Holdings Limited	FSR	11.10	85,163	945,309	72.35	75.43	Neg	Neg	1.70	35.61	1.64	(10.27)
FPIC Insurance Group, Inc.	FPIC	34.40	7,533	259,135	96.90	100.99	7.10	9.56	1.45	26.51	NA	(33.85)
GAINSCO, INC.	GAN	14.37	4,741	68,127	124.45	125.85	24.32	Neg	0.35	27.58	NA	NA
Greenlight Capital Re, Ltd.	GLRE	18.79	36,690	689,400	112.18	112.18	Neg	Neg	5.51	52.52	NA	(12.40)
Hallmark Financial Services, Inc.	HALL	6.69	20,873	139,640	73.28	115.20	6.88	11.53	0.52	25.33	NA	(31.66)
Hanover Insurance Group, Inc.	THG	40.01	51,400	2,056,514	92.59	100.26	15.43	33.34	0.76	26.54	1.05	(10.33)
Harleysville Group Inc.	HGIC	31.31	28,116	880,319	127.20	131.65	10.26	19.09	0.92	27.48	3.46	(14.85)
HCC Insurance Holdings, Inc.	HCC	26.30	112,520	2,959,276	105.33	150.85	9.14	9.81	1.29	33.34	1.87	4.91
Hilltop Holdings Inc.	HTH	12.45	56,495	703,363	88.90	93.33	Neg	Neg	6.12	67.32	NA	19.14
Horace Mann Educators Corporation	HMN	11.58	40,532	469,361	83.54	91.24	9.09	19.97	0.55	8.05	2.29	(21.49)

Exhibit VI-2 (Continued)
Penn Millers Mutual Holding Company
Market Valuation Data for Publicly Traded Property and Casualty Companies

			Total Diluted				(a)
			Shares			Price /	Price /	(a)			Current	One-Year
			Outstand.	Total Market	Price / Book	Tangible	Operating	Price / LTM	Price / LTM	Price / Total	Dividend	Price Change
Company Name		Closing price	(000’S)	value (000’s)	(%)	Book (%)	EPS (x)	EPS (x)	Revenue (x)	Assets (%)	Yield (%)	(%)

Infinity Property and Casualty Corporation	IPCC	41.54	13,828	574,415	102.54	118.45	7.66	28.26	0.65	32.76	0.94	(9.30)
IPC Holdings, Ltd.	IPCR	30.60	55,991	1,713,323	85.06	85.06	8.24	14.43	4.00	65.58	2.94	(4.58)
Kingsway Financial Services Inc.	KFS	3.48	55,091	191,717	51.74	62.23	Neg	Neg	0.14	6.19	4.37	(58.12)
Markel Corporation	MKL	309.46	9,825	3,040,445	129.25	151.21	18.19	Neg	1.74	31.31	NA	(16.36)
Meadowbrook Insurance Group, Inc.	MIG	7.48	57,517	430,225	90.11	120.06	8.36	11.33	0.77	22.91	1.24	5.35
Mercer Insurance Group, Inc.	MIGP	18.50	6,298	116,521	78.50	81.48	8.76	12.85	0.75	20.06	2.37	NA
Mercury General Corporation	MCY	36.52	55,320	2,020,281	123.00	132.09	19.04	Neg	0.80	48.78	5.04	(28.34)
Montpelier Re Holdings Ltd.	MRH	15.90	86,400	1,373,760	86.02	95.90	11.62	99.38	2.61	43.69	1.79	(1.30)
National Interstate Corporation	NATL	18.55	19,359	359,109	147.45	147.45	8.82	16.71	1.22	37.05	1.34	8.42
National Security Group, Inc.	NSEC	8.50	2,467	20,966	59.83	59.83	Neg	Neg	0.35	16.77	6.57	(41.58)
Navigators Group, Inc.	NAVG	50.32	16,993	855,088	120.02	121.13	11.64	18.30	1.26	25.12	NA	2.26
NYMAGIC, INC.	NYM	18.42	8,625	158,874	84.70	84.70	Neg	Neg	1.47	16.26	1.68	(3.46)
Odyssey Re Holdings Corp.	ORH	46.52	59,298	2,758,531	87.90	87.90	17.04	8.02	1.08	27.18	0.58	25.90
Old Republic International Corporation	ORI	11.51	235,563	2,711,327	72.24	72.24	Neg	Neg	0.76	19.76	5.70	6.57
OneBeacon Insurance Group, Ltd.	OB	12.96	95,100	1,232,496	94.42	94.42	7.78	Neg	0.82	16.45	8.05	(32.50)
PartnerRe Ltd.	PRE	69.62	57,469	4,000,992	83.92	92.23	7.84	7.79	0.91	23.57	2.58	(1.96)
Platinum Underwriters Holdings, Ltd.	PTP	34.24	51,594	1,766,579	90.47	90.47	8.60	9.33	1.41	35.56	0.89	(4.76)
PMA Capital Corporation	PMACA	5.41	32,231	174,372	47.26	51.46	7.98	30.06	0.34	6.91	NA	(43.82)
ProAssurance Corporation	PRA	51.82	33,186	1,719,699	112.57	123.01	8.29	9.63	3.07	37.40	NA	(3.95)
Progressive Corporation	PGR	16.37	674,600	11,043,202	224.23	224.23	11.69	Neg	0.87	57.86	NA	(16.78)
RenaissanceRe Holdings Ltd.	RNR	50.58	61,322	3,101,651	75.57	76.90	13.28	42.50	2.39	35.22	1.78	(1.60)
RLI Corp.	RLI	51.64	21,721	1,121,672	146.89	152.11	10.81	23.80	2.25	45.18	1.70	(8.86)
Safety Insurance Group, Inc.	SAFT	32.87	15,648	514,362	85.49	85.49	8.83	9.21	0.85	36.28	4.20	(24.37)
SeaBright Insurance Holdings, Inc.	SBX	9.81	21,413	210,058	61.45	62.44	7.11	10.33	0.76	23.05	NA	(14.25)
Selective Insurance Group, Inc.	SIGI	16.55	53,234	881,023	93.09	96.10	16.09	Neg	0.57	17.51	2.27	(29.81)
Specialty Underwriters’ Alliance, Inc.	SUAI	6.53	15,917	103,938	73.87	79.95	13.89	50.23	0.68	22.47	NA	29.05
State Auto Financial Corporation	STFC	17.38	39,600	688,248	88.20	88.43	Neg	Neg	0.58	27.51	2.00	(42.03)
Tower Group, Inc.	TWGP	23.81	40,606	966,837	114.11	169.05	10.14	8.88	1.33	37.53	0.71	17.87
Transatlantic Holdings, Inc.	TRH	44.67	66,803	2,984,090	84.08	84.08	8.10	35.45	0.74	21.19	1.90	(24.10)
Travelers Companies, Inc.	TRV	47.46	579,800	27,517,308	102.22	120.06	9.83	11.60	1.15	24.72	2.65	6.92
Unico American Corporation	UNAM	8.05	5,607	45,137	59.21	59.21	8.43	8.47	1.00	24.75	NA	NA
United America Indemnity, Ltd.	INDM	6.47	50,863	329,085	43.11	43.64	32.20	Neg	0.96	13.14	NA	(53.32)
United Fire & Casualty Company	UFCS	17.47	26,592	464,558	71.12	71.18	Neg	Neg	0.81	16.55	1.93	(39.15)
Universal Insurance Holdings, Inc.	UVE	5.08	40,530	205,891	188.44	188.44	4.79	5.84	1.10	33.13	32.92	33.68
Validus Holdings, Ltd.	VR	24.40	78,942	1,926,187	89.51	96.00	9.39	14.35	1.40	38.46	3.63	5.72
W.R. Berkley Corporation	WRB	23.48	166,226	3,902,986	118.43	122.44	8.96	44.30	0.92	23.43	0.87	(0.04)
Wesco Financial Corporation	WSC	309.00	7,120	2,200,021	103.89	119.57	23.70	30.26	2.59	80.92	0.53	(16.26)
White Mountains Insurance Group, Ltd.	WTM	287.90	8,857	2,549,930	66.21	67.30	Neg	Neg	0.81	16.40	0.39	(35.07)
Zenith National Insurance Corp.	ZNT	24.84	37,342	927,575	88.35	90.15	23.62	31.85	1.52	36.99	6.64	(31.89)

Exhibit VI-2 (Continued)
Penn Millers Mutual Holding Company
Market Valuation Data for Publicly Traded Property and Casualty Companies

		Total Diluted				(a)
		Shares			Price /	Price /	(a)			Current	One-Year
		Outstand.	Total Market	Price / Book	Tangible	Operating	Price / LTM	Price / LTM	Price / Total	Dividend	Price Change
Company Name	Closing price	(000’S)	value (000’s)	(%)	Book (%)	EPS (x)	EPS (x)	Revenue (x)	Assets (%)	Yield (%)	(%)

Group Aggregate
Overall P&C Insurance Group Mean			4,350,300	96.87	107.15	19.44	21.30	1.45	29.72	3.42	(11.94)
Overall P&C Insurance Group Median			880,671	90.29	100.02	9.25	14.35	1.04	26.53	2.29	(9.30)
P&C Group Mean > $1.2 Bil. Total Assets			6,170,984	101.16	110.88	11.83	22.05	1.58	30.68	2.62	(12.11)
P&C Group Median > $1.2 Bil. Total Assets			1,926,187	93.09	100.26	9.41	14.84	1.11	27.18	2.12	(10.27)
P&C Group Mean < $1.2 Bil. Total Assets			199,138	87.10	98.65	40.59	19.20	1.14	27.56	6.11	(11.49)
P&C Group Median < $1.2 Bil. Total Assets			158,874	78.50	99.79	8.59	10.33	0.87	25.33	2.53	(6.07)
P&C Group Mean > $500 m Total Revenue			7,702,236	99.01	108.39	11.66	23.25	1.18	28.75	2.72	(10.07)
P&C Group Mean > $500 m Total Revenue			2,344,766	92.84	96.36	10.14	18.69	1.05	27.33	2.27	(9.08)
P&C Group Mean < $500 m Total Revenue			469,110	94.40	105.72	29.91	18.81	1.76	30.86	4.70	(14.29)
P&C Group Median < $500 m Total Revenue			282,443	89.35	100.66	8.42	10.33	1.03	25.04	2.44	(12.40)
Source: SNL Financial and market data provided by CapitalIQ.

(a)	Price / Operating EPS and Price / EPS is reported as “Neg” if the company has negative earnings.

Exhibit VII-1
Penn Millers Mutual Holding Company
Pro Forma Assumptions for Conversion Valuation

B-1	The initial offering price is $10.00 per share and the number of shares offered is calculated by dividing the estimated pro forma market value by the offering price.

B-2	Conversion and offering expenses are estimated at $2.570 million plus commission and fees of 1.5% of the total gross proceeds in the subscription and community offerings. Also assumes that no shares are sold in a syndicated community offering.

B-3	It is assumed that 10% of the shares offered for sale, less one share, will be acquired by the employee stock ownership plan (“ESOP”). Pro forma adjustments have been made to earnings and equity to reflect the impact of the ESOP. Under generally accepted accounting principles, the aggregate purchase price of shares of common stock to be purchased by the ESOP in the offering represents unearned compensation and is reflected as a reduction in capital. It is further assumed that the ESOP purchase is funded by a loan from PMHC. No reinvestment is assumed on proceeds used to fund the ESOP. The amount of this borrowing has been reflected as a reduction from gross proceeds to determine the estimated net funds available for reinvestment. The ESOP expense reflects recognition of expense based upon shares committed to be allocated under the ESOP. For purposes of this calculation, the average market value was assumed to be equal to the initial offering price of $10.00.

B-4	The net investable proceeds is fully invested at the beginning of the applicable period. The net investable proceeds are invested to yield a return of 3.52%, which represents the estimated yield on the 10 year U.S. Treasury bond at the end of July 2009. The effective income tax rate was assumed to be 35.0%, resulting in an after-tax yield of 2.26%.

B-5	The net increase in earnings excludes after-tax ESOP amortization over 10 years.

B-6	No effect has been given in the pro forma equity calculation for the assumed earnings on the net proceeds.

B-7	For the earnings per share (“EPS”) calcluations, pro forma per share amounts have been computed by dividing pro forma amounts by the total outstanding number of shares of stock, adjusted to give effect to the purchase of ESOP shares in accordance with Statement of Position (“SOP”) 93-6. Under SOP 93-6, the weighted average of the ESOP shares that have not been committed for release are subtracted from total shares outstanding when calculated EPS.

B-8	For the book value calcluations, pro forma per share amounts have been computed by dividing pro forma amounts by the total outstanding number of shares of stock.

B-9	The additional shares that Penn Millers expects to issue after the Conversion in conjunction with the grant of options or restricted stock awards under the stock-based incentive plan have not been considered in our analysis.

Exhibit VII-2
Penn Millers Mutual Holding Company
Pro Forma Conversion Valuation Range
(Dollars in Thousands, except per share data)

Minimum	Midpoint	Maximum
Total implied shares offered	4,505,000	5,300,000	6,095,000
Offering price (b-1)	$10.00	$10.00	$10.00

Implied gross proceeds:	$45,050	$53,000	$60,950
Less: estimated expenses (b-2)	(3,246)	(3,365)	(3,484)

Implied net offering proceeds	41,804	49,635	57,466
Less: ESOP purchase (b-3)	(4,505)	(5,299)	(6,094)

Net investable proceeds (b-4)	$37,300	$44,336	$51,371

Net income:
LTM ended 6/30/2009 (a)	(5,339)	(5,339)	(5,339)
Pro forma income on net proceeds (b-4)	853	1,014	1,175
Pro forma ESOP adjustment (b-5)	(293)	(344)	(396)

Pro forma net income	(4,778)	(4,669)	(4,560)
Pro forma earnings per share (b-8)	(1.18)	(0.98)	(0.83)

Total Revenue:
LTM ended 6/30/2009 (a)	74,148	74,148	74,148
Pro forma revenue on net proceeds, pre-tax	1,313	1,561	1,808

Pro forma total revenue	75,461	75,709	75,956

Total Equity:
Total equity at 6/30/2009	51,972	51,972	51,972
Net offering proceeds	41,804	49,635	57,466
Less: ESOP purchase	(4,505)	(5,299)	(6,094)

Pro forma total equity (b-6)	89,272	96,308	103,343
Pro forma book value per share (b-7)	19.82	18.17	16.96

Tangible Equity:
Total tangible equity at 6/30/2009	51,972	51,972	51,972
Net offering proceeds	41,804	49,635	57,466
Less: ESOP purchase	(4,505)	(5,299)	(6,094)

Pro forma tangible equity	89,272	96,308	103,343
Pro forma tangible book value per share (b-7)	19.82	18.17	16.96

Total Assets:
Total assets at 6/30/2009	228,385	228,385	228,385
Net offering proceeds	41,804	49,635	57,466
Less: ESOP purchase	(4,505)	(5,299)	(6,094)

Pro forma total assets	265,685	272,721	279,756

Pro Forma Ratios:
Price / LTM EPS	-8.49	x	-10.22	x	-12.03	x
Price / LTM Revenue	0.60	x	0.70	x	0.80	x
Price / Book Value	50.46%	55.03%	58.98%
Price / Tangible Book Value	50.46%	55.03%	58.98%
Price / Total Assets	16.96%	19.43%	21.79%
Total Equity / Assets	33.60%	35.31%	36.94%
Tangible Equity / Assets	33.60%	35.31%	36.94%

Notes:

(a)	Excludes income from discontinued operations.

(b)	See Exhibit VII-1 for explanation of assumptions.